                                                                    EXHIBIT 10.6

                                                                  EXECUTION COPY

================================================================================

            THREE-YEAR UNSECURED LETTER OF CREDIT FACILITY AGREEMENT

                                   dated as of

                                 March 12, 2007

                                      among

                             VALIDUS HOLDINGS, LTD.,

                           VALIDUS REINSURANCE, LTD.,

                 VARIOUS DESIGNATED SUBSIDIARY ACCOUNT PARTIES,

                            The Lenders Party Hereto,

                   JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

              as Sole Administrative Agent and Sole Issuing Agent,

                        DEUTSCHE BANK AG NEW YORK BRANCH,
                           as Sole Syndication Agent,

                                       and

                          ING BANK N.V., LONDON BRANCH
                                     CALYON,
                              THE BANK OF NEW YORK

                                       and

                      WACHOVIA BANK, NATIONAL ASSOCIATION,

                             as Documentation Agents

================================================================================

                          J.P. MORGAN SECURITIES INC.,
                                       and
                         DEUTSCHE BANK SECURITIES INC.,
                  as Joint Lead Arrangers and Joint Bookrunners

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I
                                   Definitions

SECTION 1.01.  Defined Terms.............................................     1
SECTION 1.02.  Classification of Loans and Borrowings....................    21
SECTION 1.03.  Terms Generally...........................................    21
SECTION 1.04.  Accounting Terms; GAAP....................................    21

                                   ARTICLE II
                            Letters of Credit; Loans

SECTION 2.01.  Several Letters of Credit.................................    22
SECTION 2.02.  Fronted Letters of Credit.................................    23
SECTION 2.03.  Conditions to the Issuance of all Letters of Credit.......    25
SECTION 2.04.  Letter of Credit Requests.................................    26
SECTION 2.05.  Agreement to Repay Letter of Credit Drawings..............    27
SECTION 2.06.  Increased Costs...........................................    28
SECTION 2.07.  Letter of Credit Expiration and Extensions................    29
SECTION 2.08.  Changes to Stated Amount..................................    29
SECTION 2.09.  Termination and Reduction of Commitments..................    29
SECTION 2.10.  Mandatory Prepayment; Cash Collateralization..............    30
SECTION 2.11.  Fees......................................................    31
SECTION 2.12.  Taxes.....................................................    32
SECTION 2.13.  Payments Generally; Pro Rata Treatment; Sharing of
               Set-offs..................................................    33
SECTION 2.14.  Mitigation Obligations; Replacement of Lenders............    34
SECTION 2.15.  Designated Subsidiary Account Parties.....................    36
SECTION 2.16.  Loans.....................................................    36
SECTION 2.17.  Loans and Borrowings......................................    36
SECTION 2.18.  Requests for Borrowings...................................    37
SECTION 2.19.  Funding of Borrowings.....................................    38
SECTION 2.20.  Interest Elections........................................    38
SECTION 2.21.  Repayment of Loans; Evidence of Debt......................    39
SECTION 2.22.  Voluntary Prepayment of Loans.............................    40
SECTION 2.23.  Interest..................................................    41
SECTION 2.24.  Alternate Rate of Interest................................    42
SECTION 2.25.  Break Funding Payments....................................    42

                                   ARTICLE III
                         Representations and Warranties

SECTION 3.01.  Corporate Status..........................................    43
SECTION 3.02.  Corporate Power and Authority.............................    43
SECTION 3.03.  No Contravention of Agreements or Organizational
               Documents.................................................    43

SECTION 3.04.  Litigation and Environmental Matters......................    43
SECTION 3.05.  Use of Proceeds; Use of Letters of Credit; Margin
               Regulations...............................................    44
SECTION 3.06.  Approvals.................................................    44
SECTION 3.07.  Investment Company Act....................................    44
SECTION 3.08.  True and Complete Disclosure; Projections and
               Assumptions...............................................    44
SECTION 3.09.  Financial Condition.......................................    45
SECTION 3.10.  Tax Returns and Payments..................................    45
SECTION 3.11.  Compliance with ERISA.....................................    45
SECTION 3.12.  Subsidiaries..............................................    46
SECTION 3.13.  Capitalization............................................    46
SECTION 3.14.  Indebtedness..............................................    46
SECTION 3.15.  Compliance with Statutes and Agreements...................    46
SECTION 3.16.  Insurance Licenses........................................    47
SECTION 3.17.  Insurance Business........................................    47
SECTION 3.18.  Properties; Liens; and Insurance..........................    47
SECTION 3.19.  Solvency..................................................    48

                                   ARTICLE IV
                                   Conditions

SECTION 4.01.  Effective Date............................................    48
SECTION 4.02.  Each Credit Event.........................................    50

                                    ARTICLE V
                              Affirmative Covenants

SECTION 5.01.  Information Covenants.....................................    51
SECTION 5.02.  Books, Records and Inspections............................    54
SECTION 5.03.  Insurance.................................................    54
SECTION 5.04.  Payment of Taxes and other Obligations....................    54
SECTION 5.05.  Maintenance of Existence; Conduct of Business.............    54
SECTION 5.06.  Compliance with Statutes, etc.............................    55
SECTION 5.07.  ERISA.....................................................    55
SECTION 5.08.  Maintenance of Property...................................    56
SECTION 5.09.  Maintenance of Licenses and Permits.......................    56
SECTION 5.10.  Further Assurances........................................    56

                                   ARTICLE VI
                               Negative Covenants

SECTION 6.01.  Changes in Business or Organizational Documents...........    56
SECTION 6.02.  Consolidations, Mergers and Sales of Assets...............    57
SECTION 6.03.  Liens.....................................................    58
SECTION 6.04.  Indebtedness..............................................    60
SECTION 6.05.  Sale and Lease-Back Transactions..........................    61
SECTION 6.06.  Issuance of Stock.........................................    61
SECTION 6.07.  Dissolution...............................................    61

SECTION 6.08.  Restricted Payments.......................................    61
SECTION 6.09.  Transactions with Affiliates..............................    62
SECTION 6.10.  Maximum Leverage Ratio....................................    62
SECTION 6.11.  Minimum Consolidated Net Worth............................    62
SECTION 6.12.  Limitation on Certain Restrictions on Subsidiaries........    62
SECTION 6.13.  Private Act...............................................    63
SECTION 6.14.  Claims Paying Ratings.....................................    63
SECTION 6.15.  End of Fiscal Years; Fiscal Quarters......................    63
SECTION 6.16.  Investments, Loans, Advances and Guarantees...............    63

                                   ARTICLE VII
                                Events of Default

SECTION 7.01.  Payments..................................................    64
SECTION 7.02.  Representations, etc......................................    64
SECTION 7.03.  Covenants.................................................    64
SECTION 7.04.  Default under other Agreements............................    64
SECTION 7.05.  Bankruptcy, etc...........................................    65
SECTION 7.06.  ERISA.....................................................    65
SECTION 7.07.  Judgments.................................................    65
SECTION 7.08.  Insurance Licenses........................................    65
SECTION 7.09.  Change of Control.........................................    66
SECTION 7.10.  Company Guaranty..........................................    66

                                  ARTICLE VIII
                                   The Agents

SECTION 8.01.  Appointment...............................................    67
SECTION 8.02.  Agents in their Individual Capacities.....................    67
SECTION 8.03.  Exculpatory Provisions....................................    67
SECTION 8.04.  Reliance..................................................    67
SECTION 8.05.  Delegation of Duties......................................    68
SECTION 8.06.  Resignation...............................................    68
SECTION 8.07.  Non-Reliance..............................................    68
SECTION 8.08.  Syndication Agent, Documentation Agents and Joint Lead
               Arrangers and Joint Bookrunners...........................    68

                                   ARTICLE IX
                                Company Guaranty

SECTION 9.01.  The Company Guaranty......................................    69
SECTION 9.02.  Bankruptcy................................................    69
SECTION 9.03.  Nature of Liability.......................................    69
SECTION 9.04.  Independent Obligation....................................    70
SECTION 9.05.  Authorization.............................................    70
SECTION 9.06.  Reliance..................................................    71
SECTION 9.07.  Subordination.............................................    71

SECTION 9.08.  Waiver....................................................    71

                                    ARTICLE X
                                  Miscellaneous

SECTION 10.01. Notices...................................................    72
SECTION 10.02. Waivers; Amendments.......................................    73
SECTION 10.03. Expenses; Indemnity; Damage Waiver........................    74
SECTION 10.04. Successors and Assigns....................................    75
SECTION 10.05. Survival..................................................    78
SECTION 10.06. Counterparts; Integration; Effectiveness..................    79
SECTION 10.07. Severability..............................................    79
SECTION 10.08. Right of Setoff...........................................    79
SECTION 10.09. Governing Law; Jurisdiction; Consent to Service of
               Process...................................................    79
SECTION 10.10. Waiver of Jury Trial......................................    80
SECTION 10.11. Headings..................................................    81
SECTION 10.12. Confidentiality...........................................    81
SECTION 10.13. Interest Rate Limitation..................................    81
SECTION 10.14. USA Patriot Act...........................................    82
SECTION 10.15. Termination of Existing Revolving Facility................    82

SCHEDULES:

Commitment Schedule
Schedule 1.01 --  Permitted Investors
Schedule 2.15 -- Designated Subsidiary Account Parties
Schedule 3.12 -- Subsidiaries
Schedule 3.13 -- Capitalization
Schedule 3.14 -- Existing Indebtedness
Schedule 3.16 -- Insurance Licenses
Schedule 6.03 -- Existing Liens
Schedule 6.09 -- Existing Affiliate Transactions
Schedule 6.12 -- Existing Intercompany Agreements and Arrangements
Schedule 6.16 -- Existing Investments

EXHIBITS:

Exhibit A -- Form of Assignment and Assumption
Exhibit B -- Form of Borrowing Request
Exhibit C -- Form of DSAP Assumption Agreement
Exhibit D -- Form of Note
Exhibit E -- Form of Interest Election Request
Exhibit F -- Form of Letter of Credit Request
Exhibit G-1 -- Opinion of Account Parties' Special New York Counsel Exhibit G-2 -- Opinion of Account Parties' Special Bermuda Counsel Exhibit H -- Form of Officer's Certificate
Exhibit I -- Additional LC Documentation

          THREE-YEAR UNSECURED LETTER OF CREDIT FACILITY AGREEMENT dated as of March 12, 2007 among VALIDUS HOLDINGS, LTD., a holding company organized under the laws of Bermuda (the "Company"), VALIDUS REINSURANCE, LTD., an insurance and reinsurance company organized under the laws of Bermuda and a wholly-owned subsidiary of the Company ("Validus Re"), the other Designated Subsidiary Account Parties (as hereinafter defined) from time to time party hereto, the lenders from time to time party hereto (each, a "Lender" and, collectively, the "Lenders"), JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent and Issuing Agent, Deutsche Bank AG New York Branch, as Syndication Agent, and ING Bank N.V., London Branch, Calyon, The Bank of New York and Wachovia Bank, National Association, as Documentation Agents. Unless otherwise defined herein, all capitalized terms used herein and defined in Section 1.01 are used herein as so defined.

          The parties hereto hereby agree as follows:

                                   ARTICLE I

                                   Definitions

          SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

          "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

          "Account Parties" means the Company and each Designated Subsidiary Account Party.

          "Administrative Agent" means JPMorgan Chase Bank, National Association (and each person appointed as a successor thereto pursuant to Article VIII), in its capacity as administrative agent for the Lenders hereunder.

          "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

          "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Agents" means, collectively, the Administrative Agent, the Syndication Agent and the Issuing Agent.

          "Agreement" means this Three-Year Unsecured Letter of Credit Facility Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended or renewed from time to time.

          "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "Applicable Insurance Regulatory Authority" means, when used with respect to any Regulated Insurance Company, (x) the insurance department or similar administrative authority or agency located in each state or jurisdiction (foreign or domestic) in which such Regulated Insurance Company is domiciled or
(y) to the extent asserting regulatory jurisdiction over such Regulated Insurance Company, the insurance department, authority or agency in each state or jurisdiction (foreign or domestic) in which such Regulated Insurance Company is licensed, and shall include any Federal or national insurance regulatory department, authority or agency that may be created and that asserts insurance regulatory jurisdiction over such Regulated Insurance Company.

          "Applicable Percentage" means, with respect to any Lender, the percentage of the Total Commitment represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

          "Applicable Rate" means, on any date, with respect to the Commitment Fee, the Eurodollar Loans, the Utilization Increase, the ABR Loans or the Letter of Credit Fee, as the case may be, the applicable rate per annum set forth below under the caption "Commitment Fee Rate", "Eurodollar Spread", "Utilization Fee Rate", "ABR Spread" or "Letter of Credit Fee", as the case may be, based upon the Leverage Ratio applicable on such date:

                                        Commitment   Eurodollar   Utilization                 Letter of
                  Leverage Ratio         Fee Rate      Spread       Increase    ABR Spread   Credit Fee
             -----------------------    ----------   ----------   -----------   ----------   ----------
Category 1   < 0.20x                       0.10%        0.50%        0.125%        0.00%        0.50%
Category 2   > or = 0.20x and < 0.25x     0.125%       0.625%        0.125%        0.00%       0.625%
Category 3   > or = 0.25x                 0.150%       0.750%        0.125%        0.00%       0.750%

          For purposes of the foregoing,

          (i) if at any time the Company fails to deliver the Financials on or before the date the Financials are due pursuant to Section 5.01, Category 3 shall be deemed applicable for the period commencing five (5) Business Days after such required date of delivery and ending on the date which is five (5) Business Days after the Financials are actually delivered, after which the Category shall be determined in accordance with the table above as applicable;

          (ii) adjustments, if any, to the Category then in effect shall be effective five (5) Business Days after the Administrative Agent has received the applicable Financials (it being understood and agreed that each change in Category shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change); and

          (iii) notwithstanding the foregoing, Category 1 shall be deemed to be applicable until the Administrative Agent's receipt of the applicable Financials for the Company's fiscal quarter ending on or about March 31, 2007 and adjustments to the Category then in effect shall thereafter be effected in accordance with the preceding paragraphs.

          "Approved Fund" has the meaning provided in Section 10.04(b).

          "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

          "Authorized Officer" means, as to any Person, the Chief Executive Officer, the President, the Chief Operating Officer, any Vice President, the Secretary, or the Chief Financial Officer or Finance Director of such Person or any other officer of such Person duly authorized by such Person to act on behalf of such Person hereunder.

          "Bankruptcy Code" has the meaning provided in Section 7.05.

          "Bermuda Companies Law" means the Companies Act 1981 of Bermuda and other relevant Bermuda law.

          "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

          "Borrowing" means Loans of the same Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

          "Borrowing Request" means a request by the Company for a Borrowing in accordance with Section 2.18.

          "Business Day" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close, and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in the London interbank market.

          "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Capital Markets Product" means, as to any Person, any security, commodity, derivative transaction or other financial or similar product purchased, sold or entered into by such Person for the purpose of a third-party undertaking or assuming one or more risks otherwise assumed by such Person or entered into by such Person for the purpose of managing one or more risks otherwise assumed by such Person or other agreements or arrangements entered into by such Person designed to transfer credit risk from one party to another, including (i) any structured insurance product, catastrophe bond, rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, commodity hedge, equity or equity index swap, equity or equity index option, bond option, interest rate option or hedge, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or swap transaction, credit protection transaction, credit swap, credit default swap (including single default, single-name, basket and first-to-default swaps), credit default option, equity default swap, total return swap, credit-linked notes, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sellback transaction, securities lending transaction, weather index transaction, emissions allowance transaction, or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions), (ii) any transaction which is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets, (iii) any combination of the transactions referred to in clauses (i) and (ii) above and (iv) any master agreement relating to any of the transactions referred to in clauses (i), (ii) or (iii) above.

          "Cash Equivalents" means, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof, the District of Columbia or any foreign jurisdiction having, capital, surplus and undivided profits aggregating in excess of $200,000,000, with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause
(ii) above, (iv) commercial paper rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's and in each case maturing not more than one year after the date of acquisition by such Person, and (v) investments in "money market funds" within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

          "Change in Law" means (a) the adoption or effectiveness of any law, rule or regulation, order, guideline or request or any change therein after the date of this Agreement, (b) any change adopted or effective in the interpretation, administration or application of any law, rule or regulation, order, guideline or request or any change therein by any Governmental Authority, central bank or comparable agency after the date of this Agreement or (c) compliance by any Lender or the Issuing Agent (or, for purposes of Section 2.06, by any lending office of such Lender or by such Lender's or the Issuing Agent's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority, central bank or comparable agency made or issued after the date of this Agreement.

          "Change of Control" means (a) Validus Re or any other Account Party ceasing to be a Wholly-Owned Subsidiary of the Company, (b) prior to an IPO, the failure by Permitted Investors to collectively own, directly or indirectly, beneficially and of record, Equity Interests in the Company representing at least a majority of each of the aggregate ordinary voting power and the aggregate equity value represented by the issued and outstanding Equity Interests in the Company, (c) after an IPO, the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the SEC thereunder as in effect on the date hereof) other than Permitted Investors, of Equity Interests representing more than 25% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests in the Company, (d) the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company or Permitted Investors nor (ii) appointed by directors so nominated, or (e) the occurrence of a "Change of Control" (or similar event, however denominated), as defined in any indenture, agreement in respect of Indebtedness or other material agreement of the Company or any Subsidiary or any certificate of designations (or other provision of the organizational documents of the Company) relating to, or any other agreement governing the rights of the holders of, any Equity Interests in the Company or any Subsidiary, in each case which would give rise to liabilities or obligations of the Company or any Subsidiary in an amount equal to or greater than $50,000,000.

          "Charges" has the meaning provided in Section 10.13.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral" has the meaning provided in the Five-Year Secured Letter of Credit Facility.

          "Collateral Account" has the meaning provided in Section 2.10.

          "Commitment" means, with respect to each Lender, at any time, the amount set forth opposite such Lender's name on the Commitment Schedule, as the same may be reduced or increased pursuant to Sections 2.09, 2.14 or 10.04. As of the Effective Date, the aggregate Commitments of all Lenders hereunder is $200,000,000.

          "Commitment Expiration Date" means March 12, 2010.

          "Commitment Fee" has the meaning provided in Section 2.11(a).

          "Commitment Schedule" means the Schedule attached hereto identified as such.

          "Company" means Validus Holdings, Ltd., a holding company organized under the laws of Bermuda.

          "Company Guaranty" means the guaranty of the Company provided in
Article IX.

          "Conditional Termination Notice" has the meaning provided in Section 2.09(c).

          "Consolidated Indebtedness" means, as of any date of determination, all Indebtedness (other than (a) Indebtedness described in clause (i) of the definition thereof that does not constitute bonds, debentures, notes or similar instruments that are generally recourse with respect to the Company and its Subsidiaries, (b) obligations in respect of undrawn letters of credit and (c) Indebtedness that is non-recourse with respect to the Company and its Subsidiaries) of the Company and its Subsidiaries. For the avoidance of doubt, "Consolidated Indebtedness" shall not include contingent obligations of the Company or any Subsidiary as an account party or applicant in respect of any letter of credit or Guarantee unless such letter of credit or Guarantee supports an obligation that constitutes Indebtedness.

          "Consolidated Net Worth" means, as of any date of determination, the Net Worth of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP after appropriate deduction for any minority interests in Subsidiaries including for the avoidance of doubt the aggregate principal amount of all outstanding preferred (including without limitation trust preferred) or preference securities or Hybrid Capital of the Company and its Subsidiaries, provided that the aggregate outstanding amount of such preferred or preference securities or Hybrid Capital of the Company and its Subsidiaries shall only be included in Consolidated Net Worth to the extent such amount would be included in a determination of the consolidated net worth of the Company and its Subsidiaries under the applicable procedures and guidelines of S&P as of the date hereof.

          "Consolidated Total Capital" means, as of any date of determination, the sum of (i) Consolidated Indebtedness and (ii) Consolidated Net Worth at such time.

          "Control" means, with respect to any Person, the possession, directly or indirectly, of the power (i) to vote 10% or more of the voting power of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

          "Credit Event" means the making of any Loan or the issuance of any Letter of Credit (or any increase of the Stated Amount thereof).

          "Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Loans and its Letter of Credit Outstandings at such time.

          "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "Designated Subsidiary Account Party" means Validus Re and each Wholly-Owned Subsidiary of the Company set forth on Schedule 2.15 and each Wholly-Owned Subsidiary of the Company which is designated as a Designated Subsidiary Account Party in accordance with Section 2.15.

          "Dispositions" has the meaning provided in Section 6.02.

          "Dividends" has the meaning provided in Section 6.08.

          "Documentation Agent" means each of ING Bank N.V., London Branch, Calyon, The Bank of New York and Wachovia Bank, National Association, in their capacities as Documentation Agents.

          "Dollars" or "$" refers to lawful money of the United States of America.

          "DSAP Assumption Agreement" means an assumption agreement in the form of Exhibit C or such other form reasonably acceptable to the Administrative Agent.

          "DTC" means the Depository Trust Company.

          "Effective Date" has the meaning provided in Section 4.01.

          "Eligible Person" means and includes any commercial bank, insurance company, finance company, financial institution, fund that invests in loans or any other "accredited investor" (as defined in Regulation D of the Securities Act of 1933, as amended), but in any event excluding the Company and its Subsidiaries.

          "Eligible Securities" has the meaning provided in Section 1.01 of the Five-Year Secured Letter of Credit Facility Agreement.

          "Environmental Law" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

          "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) its violation of any Environmental Law, (b) its generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) its exposure to any Hazardous Materials, (d) its release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing, but in each of (a) through (e) excluding liabilities arising out of Capital Markets Products and insurance and reinsurance contracts, agreements and arrangements in each case entered into in the ordinary course of business and not for speculative purposes.

          "Equity Interests" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company or any of its Subsidiaries or is under common control (within the meaning of Section 414(c) of the Code) with the Company or any of its Subsidiaries.

          "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

          "Event of Default" has the meaning provided in Article VII.

          "Excluded Taxes" means, with respect to the Administrative Agent, the Issuing Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of any Account Party hereunder, (a) income or franchise taxes imposed on (or measured by) its net income or net profits by any jurisdiction in or under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or in which it conducts a trade or business or has a permanent establishment or is otherwise subject to such taxes or taxes imposed by a jurisdiction solely as a result of a present or former connection between the recipient and such jurisdiction, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the recipient is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by such Account Party under Section 2.14(b)), any withholding tax that is imposed by the United States of America or Bermuda on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.12(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from such Account Party with respect to such withholding tax pursuant to Section 2.12(a).

          "Existing Administrative Agent" means the Administrative Agent, as defined in the Existing Revolving Credit Facility.

          "Existing Revolving Credit Facility" means that certain 364-Day Revolving Credit Facility Agreement dated as of March 14, 2006 among the Company, the lenders party thereto, JPMorgan Chase Bank, National Association, as Administrative Agent thereunder, Bank of America, N.A., The Bank of New York and Wachovia Bank, National Association, as Documentation Agents thereunder, as the same has been amended from time to time.

          "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

          "Financials" means the annual or quarterly financial statements, and accompanying certificates and other documents, of the Company required to be delivered pursuant to Section 5.01(a) or 5.01(b).

          "Five-Year Secured Letter of Credit Facility" means the $500,000,000 senior secured letter of credit facility among the Company, Validus Reinsurance, Ltd., various Designated Subsidiary Account Parties, JPMorgan Chase Bank, National Association, as administrative agent and issuing agent, and one or more lenders to be entered into on the date hereof, including the related collateral and security documents and other instruments and agreements executed in connection therewith, and amendments, renewals, replacements, refinancings and restatements to any of the foregoing (provided that the principal amount thereof shall not exceed $500,000,000 or, if increased in accordance with its terms, $700,000,000, plus reasonable refinancing costs).

          "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than (i) Bermuda, or (ii) the United States of America, any State thereof or the District of Columbia; provided, however, that with respect to an Account Party that is organized under the laws of the United States of America, any State thereof or the District of Columbia, a Lender that is organized under the laws of Bermuda shall be considered a Foreign Lender.

          "Foreign Pension Plan" means any plan, fund (including any superannuation fund) or other similar program established or maintained outside the United States of America by the Company or any one or more of its Subsidiaries primarily for the benefit of employees of the Company or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

          "Fronted Letter of Credit" has the meaning provided in Section
2.02(a).

          "Fronted Unpaid Drawing" has the meaning provided in clause (y) of
Section 2.05(a).

          "Fronting Arrangement" means an agreement or other arrangement by a Regulated Insurance Company pursuant to which an insurer or insurers agree to issue insurance policies at the request or on behalf of such Regulated Insurance Company and such Regulated Insurance Company assumes the obligations in respect thereof pursuant a Reinsurance Agreement or otherwise.

          "Fronting Lender" means JPMorgan Chase Bank, National Association, The Bank of Nova Scotia and Deutsche Bank AG New York Branch (and any of their respective Affiliates) and any other Lender (or any Affiliate thereof) which is requested by an Account Party, and which agrees in writing, to issue Fronted Letters of Credit hereunder pursuant to Section 2.02.

          "Fronting Participant" has the meaning provided in Section 2.02(b).

          "GAAP" means generally accepted accounting principles in the United States of America.

          "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guarantee" of or by any Person (the "guarantor") means any obligation guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase or lease property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Guarantee shall not include (x) endorsements of instruments for deposit or collection in the ordinary course of business and (y) obligations of any Regulated Insurance Company under Insurance Contracts, Reinsurance Agreements, Fronting Arrangements or Retrocession Agreements (including any Liens with respect thereto). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Guaranteed Creditors" means and includes each of the Administrative Agent, the Lenders and each LC Issuer.

          "Guaranteed Obligations" means all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit and all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code or other applicable similar laws, would become due), liabilities and indebtedness owing by each Designated Subsidiary Account Party to the Guaranteed Creditors under this Agreement (including indemnities, fees and interest thereon (including, in each case, any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in the respective documentation, whether or not such interest is allowed in any such proceeding)), whether now existing or hereafter incurred under, arising out of or in connection with this Agreement and the due performance and compliance by each Designated Subsidiary Account Party with all of the terms, conditions and agreements contained in this Agreement applicable to such Designated Subsidiary Account Party.

          "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Hybrid Capital" means any security that affords equity benefit to the issuer thereof (under the procedures and guidelines of the S&P) by having ongoing payment requirements that are more flexible than interest payments associated with conventional indebtedness for borrowed money and by being contractually subordinated to such indebtedness. For the avoidance of doubt, the Company's Junior Subordinated Deferrable Debentures constitute Hybrid Capital.

          "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid and treated as interest expense under GAAP, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current ordinary course trade accounts payable), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, provided that the amount of Indebtedness of such Person shall be the lesser of (i) the fair market value of such property at such date of determination (determined in good faith by the Company) and (ii) the amount of such Indebtedness of such other Person, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations (or to the extent netting is permitted under the applicable agreement governing such Capital Markets Products and such netting is limited with respect to the counterparty or counterparties of such agreement, all net termination obligations) of such Person under transactions in Capital Markets Products and (j) all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers' acceptances and similar credit transactions; provided that, Indebtedness shall not include any preferred (including without limitation trust preferred) or preference securities or Hybrid Capital to the extent such preferred or preference securities or Hybrid Capital would be treated as equity under the applicable procedures and guidelines of S&P as of the date hereof. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. For the avoidance of doubt, Indebtedness shall not include (v) current trade payables (including current payables under insurance contracts and current reinsurance payables) and accrued expenses, in each case arising in the ordinary course of business, (w) obligations and Guarantees of Regulated Insurance Companies with respect to Policies, (x) obligations and Guarantees with respect to products underwritten by Regulated Insurance Companies in the ordinary course of business, including insurance and reinsurance policies, annuities, performance and surety bonds, assumptions of liabilities and any related contingent obligations and (y) Reinsurance Agreements and Fronting Arrangements and Guarantees thereof entered into by any Regulated Insurance Company in the ordinary course of business.

          "Indemnified Taxes" means Taxes other than Excluded Taxes.

          "Indemnitee" has the meaning provided in Section 10.03(b).

          "Information" has the meaning provided in Section 10.12.

          "Insurance Business" means one or more aspects of the business of selling, issuing or underwriting insurance or reinsurance and other businesses reasonably related thereto.

          "Insurance Contract" means any insurance contract or policy issued by a Regulated Insurance Company but shall not include any Reinsurance Agreement, Fronting Arrangement or Retrocession Agreement.

          "Insurance Licenses" has the meaning provided in Section 3.16.

          "Interest Election Request" has the meaning provided in Section
2.20(b).

          "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months duration been applicable to such Borrowing.

          "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, if available to each Lender affected, nine or twelve months) thereafter, as the Company may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Eurodollar Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          "IPO" means a bona fide underwritten initial public offering of voting common Equity Interests of the Company or its parent holding company (it being understood and agreed that the net cash proceeds of an IPO by such holding company shall be promptly contributed to the Company) pursuant to an effective registration statement (other than a registration statement on Form S-8 or any substantially similar or successor form) filed with the Securities and Exchange Commission in accordance with the Securities Act.

          "Issuing Agent" means JPMorgan Chase Bank, National Association.

          "Joint Lead Arrangers and Joint Bookrunners" means, collectively, J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc.

          "Junior Subordinated Deferrable Debentures" mean the Company's Junior Subordinated Deferrable Interest Debentures due 2036 issued under the Junior Subordinated Indenture dated as of June 15, 2006 between the Company and JPMorgan Chase Bank, National Association, as Trustee, as the same has been and may be amended from time to time, and any substantially similarly structured security issued by the Company or any of its Subsidiaries.

          "LC Issuer" means each of the Issuing Agent and each Fronting Lender.

          "Legal Requirements" means all applicable laws, rules and regulations and interpretations thereof made by any governmental body or regulatory authority (including any Applicable Insurance Regulatory Authority) having jurisdiction over the Company or a Subsidiary.

          "Lenders" has the meaning provided in the first paragraph of this Agreement.

          "Letter of Credit Fee" has the meaning provided in Section 2.11(c).

          "Letter of Credit Outstandings" means, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Several Letters of Credit, (ii) the aggregate Stated Amount of all outstanding Fronted Letters of Credit and (iii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit at such time.

          "Letter of Credit Request" has the meaning provided in Section
2.04(a).

          "Letter of Credit Supportable Obligations" means the obligations of the Account Parties or any of their subsidiaries which are permitted to exist pursuant to the terms of this Agreement in connection with the Insurance Business of such Account Parties and their subsidiaries.

          "Letters of Credit" means the Several Letters of Credit and the Fronted Letters of Credit.

          "Leverage Ratio" means the ratio of (i) Consolidated Indebtedness to
(ii) Consolidated Total Capital.

          "LIBO Rate" means with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page or pages of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page or pages of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which deposits of $5,000,000, and for a maturity comparable to such Interest Period, are offered by the Administrative Agent.

          "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Loan" has the meaning provided in Section 2.16(a).

          "Loan Exposure" means, at any time, the aggregate principal amount of all Loans then outstanding.

          "Margin Stock" has the meaning provided in Regulation U.

          "Material Adverse Effect" means any material adverse condition or any material adverse change in or affecting (x) the business, operations, assets, liabilities or financial condition of the Company and its Subsidiaries, taken as a whole, or (y) the rights and remedies of the Lenders or the ability of the Company and each other Account Party, taken as a whole, to perform their respective obligations to the Lenders under this Agreement.

          "Maximum Rate" has the meaning provided in Section 10.13.

          "Minimum Consolidated Net Worth Amount" shall mean, at any time, an amount which initially shall be equal to $872,000,000, and which amount shall be increased immediately following the last day of each fiscal quarter (commencing with the fiscal quarter ending on March 31, 2007) by (i) an amount (if positive) equal to 50% of the Net Income for such fiscal quarter plus (ii) 50% of the net proceeds received from any issuance of shares of common stock of the Company during such fiscal quarter.

          "Moody's" means Moody's Investors Service, Inc.

          "Multiemployer Plan" means any multiemployer plan as defined in
Section 4001(a)(3) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Company, any of its Subsidiaries or any ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Company, such Subsidiary or such ERISA Affiliate contributed to or had an obligation to contribute to such plan.

          "NAIC" means the National Association of Insurance Commissioners and any successor thereto.

          "NAIC Approved Bank" means (a) any bank listed on the most current list of banks approved by the Securities Valuation Office of the NAIC (the "NAIC Bank List") or (b) any Lender as to which its confirming bank is a bank listed on the NAIC Bank List.

          "Net Income" shall mean, for any period, an amount equal to the net income of the Company and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period.

          "Net Worth" means, as to any Person, the sum of its capital stock (including its preferred stock), capital in excess of par or stated value of shares of its capital stock (including its preferred stock), retained earnings and any other account which, in accordance with GAAP, constitutes stockholders equity, but excluding (i) any treasury stock and (ii) the amount of the effects of Financial Accounting Statement No. 115 (which amount is shown on the Company's December 31, 2006 balance sheet under the caption "Accumulated other comprehensive income" and which, after adoption of Financial Accounting Statements Nos. 157 and 159 will be measured as the difference between investments carried at estimated fair value and investments carried at amortized cost).

          "Notice of Non-Extension" has the meaning provided in Section 2.07.

          "Other Taxes" means any and all present or future stamp or documentary taxes or any other similar excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or performance under, this Agreement other than any taxes to the extent resulting from a voluntary change in the identity of the Administrative Agent, the Issuing Agent or any Lender or assignee thereof.

          "Participant" has the meaning provided in Section 10.04(c)

          "Patriot Act" has the meaning provided in Section 10.14.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

          "Permitted Investors" means the Persons listed on Schedule 1.01 and their respective Affiliates.

          "Permitted Subsidiary Indebtedness" means:

          (a) Indebtedness of any Subsidiary of the Company under this Agreement or existing on the date hereof and listed on Schedule 3.14 and extensions, renewals and replacements of any such Indebtedness, provided that such extending, renewal or replacement Indebtedness (i) shall not be Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or replaced, (ii) shall not be in a principal amount that exceeds the principal amount of the Indebtedness being extended, renewed or replaced (plus any accrued but unpaid interest and redemption premium payable by the terms of such Indebtedness thereon and reasonable refinancing or renewal expenses), (iii) shall not have an earlier maturity date or shorter weighted average life than the Indebtedness being extended, renewed or replaced and (iv) shall be subordinated to the Indebtedness incurred hereunder on the same terms (if any) as the Indebtedness being extended, renewed or replaced;

          (b) Indebtedness of any Subsidiary of the Company incurred in the ordinary course of business in connection with any Capital Markets Product that are not entered into for speculative purposes;

          (c) Indebtedness owed by Subsidiaries of the Company to the Company or any of its Subsidiaries;

          (d) Indebtedness of any Subsidiary of the Company incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed by any Subsidiary of the Company in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (d) shall not exceed $10,000,000 at any time outstanding;

          (e) Indebtedness of any Subsidiary of the Company in respect of letters of credit issued to reinsurance cedents, or to lessors of real property in lieu of security deposits in connection with leases of any Subsidiary of the Company, in each case in the ordinary course of business;

          (f) Indebtedness of any Subsidiary of the Company incurred in the ordinary course of business in connection with workers' compensation claims, self-insurance obligations, unemployment insurance or other forms of governmental insurance or benefits and pursuant to letters of credit or other security arrangements entered into in connection with such insurance or benefit; and

          (g) Indebtedness of any Designated Subsidiary Account Parties under the Five-Year Secured Letter of Credit Facility; and

          (h) without duplication, additional Indebtedness of Subsidiaries of the Company not otherwise permitted under clauses (a) through (g) of this definition which, when added to the aggregate amount of all Liens (other than with respect to Indebtedness incurred pursuant to this clause (h)) incurred by the Company pursuant to Section 6.03(v), shall not exceed at any time outstanding 5% of Consolidated Net Worth at the time of incurrence of any new Indebtedness under this clause (h); provided that immediately after giving effect (including pro forma effect) to the incurrence of any Indebtedness pursuant to this clause (h), no Event of Default shall have occurred and be continuing.

          "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan" means any pension plan as defined in Section 3(2) of ERISA and subject to Title IV of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Company or any of its Subsidiaries or any of their ERISA Affiliates, and each such plan for the five year period immediately following the latest date on which the Company, any of its Subsidiaries or any of their ERISA Affiliates maintained, contributed to or had an obligation to contribute to such plan.

          "Policies" means all insurance policies, annuity contracts, guaranteed interest contracts and funding agreements (including riders to any such policies or contracts, certificates issued with respect to group life insurance or annuity contracts and any contracts issued in connection with retirement plans or arrangements) and assumption certificates issued or to be issued (or filed pending current review by applicable Governmental Authorities) by any Regulated Insurance Company and any coinsurance agreements entered into or to be entered into by any Regulated Insurance Company.

          "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, National Association, as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Private Act" means separate legislation enacted in Bermuda with the intention that such legislation apply specifically to any Account Party, in whole or in part.

          "Protected Cell Company" means a Subsidiary that has created segregated accounts pursuant to the provisions of the Segregated Account Companies Act 2000 of Bermuda.

          "Register" has the meaning provided in Section 10.04(b).

          "Regulated Insurance Company" means any Subsidiary of the Company, whether now owned or hereafter acquired, that is authorized or admitted to carry on or transact Insurance Business in any jurisdiction (foreign or domestic) and is regulated by any Applicable Insurance Regulatory Authority.

          "Regulation D" means Regulation D of the Board as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Regulation T" means Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

          "Regulation U" means Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

          "Regulation X" means Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

          "Reinsurance Agreement" means any agreement, contract, treaty, certificate or other arrangement whereby any Regulated Insurance Company agrees to transfer, cede or retrocede to another insurer or reinsurer all or part of the liability assumed or assets held by such Regulated Insurance Company under a policy or policies of insurance issued by such Regulated Insurance Company or under a reinsurance agreement assumed by such Regulated Insurance Company.

          "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Replaced Lender" has the meaning provided in Section 2.14(b).

          "Replacement Lender" has the meaning provided in Section 2.14(b).

          "Required Lenders" means at any time Lenders having more than 50% of the aggregate amount of the Commitments; provided that if the Total Commitment has been terminated, then the Required Lenders means Lenders whose aggregate Credit Exposures exceed 50% of the Loan Exposure and the aggregate amount of Letter of Credit Outstandings at such time.

          "Retrocession Agreement" means any agreement, contract, treaty or other arrangement whereby one or more insurers or reinsurers, as retrocessionaires, assume liabilities of reinsurers under a Reinsurance Agreement or other retrocessionaires under another Retrocession Agreement.

          "S&P" means Standard & Poor's Ratings Group, a division of the McGraw Hill Corporation.

          "SAP" means, with respect to any Regulated Insurance Company, the statutory accounting principles and accounting procedures and practices prescribed or permitted by the Applicable Insurance Regulatory Authority of the state or jurisdiction in which such Regulated Insurance Company is domiciled; it being understood and agreed that determinations in accordance with SAP for purposes of Article VII, including defined terms as used therein, are subject (to the extent provided therein) to Section 1.04.

          "SEC" means the Securities and Exchange Commission or any successor thereto.

          "Service of Process Agent" means CT Corporation Systems, 111 Eighth Avenue, New York, New York 10011.

          "Several Letter of Credit" has the meaning provided in Section
2.01(a).

          "Several Unpaid Drawing" has the meaning provided in clause (x) of
Section 2.05(a).

          "Solvent" means, with respect to any Person on a particular date, that on such date (a) the amount of the "present fair saleable value" of each of the business and assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of each of the business and assets of such Person is greater than the amount that will be required to be paid on or in respect of the probable "liability" on the existing debts and other "liabilities contingent or otherwise" of such Person, (c) the assets of such Person do not constitute unreasonably small capital for such Person to carry out its business as now conducted and as proposed to be conducted including the capital needs of such Person, taking into account the particular capital requirements of the business conducted by such Person and projected capital requirements and capital availability thereof, (d) such Person does not intend to incur debts beyond their ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by such Person, and of amounts to be payable on or in respect of debt of such Person) and (e) such Person does not believe that final judgments against such Person in actions for money damages presently pending will be rendered at a time when, or in an amount such that, they will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered) and such Person believes that its cash flow, after taking into account all other anticipated uses of the cash of such Person (including the payments on or in respect of debt referred to in paragraph (d) of this definition), will at all times be sufficient to pay all such judgments promptly in accordance with their terms. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (A) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (B) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

          "Stated Amount" means at, any time, the maximum amount available to be drawn under any Letter of Credit (regardless of whether any conditions for drawing could then be met).

          "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the

Administrative Agent is subject for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Statutory Statements" means, with respect to any Regulated Insurance Company for any fiscal year, the annual or quarterly financial statements of such Regulated Insurance Company as required to be filed with the Insurance Regulatory Authority of its jurisdiction of domicile and in accordance with the laws of such jurisdiction, together with all exhibits, schedules, certificates and actuarial opinions required to be filed or delivered therewith.

          "Subsidiary" means any subsidiary of the Company.

          "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Super-Majority Lenders" means at any time Lenders having at least 75% of the aggregate amount of the Commitments; provided that if the Total Commitment has been terminated, then the Super-Majority Lenders means Lenders whose aggregate Credit Exposures equal or exceed 75% of the Loan Exposure and the aggregate amount of Letter of Credit Outstandings at such time.

          "Syndication Agent" means Deutsche Bank AG New York Branch, in its capacity as Syndication Agent.

          "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          "Total Commitment" means, at any time, the sum of the Commitments of each of the Lenders at such time.

          "Transaction" means the execution, delivery and performance by each Account Party of this Agreement, the borrowing of Loans by the Company and the use of proceeds thereof and the issuance of Letters of Credit for the account of any Account Party, in each case, on and after the Effective Date.

          "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

          "Unpaid Drawings" means the Several Unpaid Drawings and the Fronted Unpaid Drawings.

          "Utilization Increase" has the meaning provided in Section 2.23(b).

          "Validus Re" means Validus Reinsurance, Ltd., a company organized under the Laws of Bermuda.

          "Wholly-Owned Subsidiary" of any Person means any subsidiary of such Person to the extent all of the capital stock or other ownership interests in such subsidiary, other than directors' or nominees' qualifying shares, is owned directly or indirectly by such Person.

          SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a "Eurodollar Loan" or an "ABR Loan"). Borrowings also may be classified and referred to by Type (e.g., a "Eurodollar Borrowing" or an "ABR Borrowing").

          SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP or SAP, as the case may be, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or SAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or SAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP or SAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance with Section 10.02.

                                   ARTICLE II

                            Letters of Credit; Loans

          SECTION 2.01. Several Letters of Credit. (a) Subject to and upon the terms and conditions set forth herein, each Account Party may request the Issuing Agent, at any time and from time to time on or after the Effective Date and prior to the Commitment Expiration Date, to issue, on behalf of each Lender, for the account of such Account Party and in support of, on a standby basis, Letter of Credit Supportable Obligations of such Account Party to any other Person, and subject to and upon the terms and conditions herein set forth, the Issuing Agent agrees to issue at any time and from time to time on or after the Effective Date and prior to the Commitment Expiration Date one or more irrevocable standby letters of credit denominated in Dollars and in such form as may be approved by the Issuing Agent which approval shall not be unreasonably withheld or delayed (each such letter of credit, a "Several Letter of Credit" and, collectively, the "Several Letters of Credit"). Subject to the terms and conditions hereof and any other instruments and documents contemplated hereby, it is the intent of the parties hereto that all Letters of Credit shall be clean and irrevocable and otherwise in a form sufficient for the beneficiary cedent to take credit on its financial statements for reinsurance recoverables under applicable rules, laws and regulations.

          (b) Each Several Letter of Credit will be issued by the Issuing Agent on behalf of the Lenders and each Lender will participate in each Several Letter of Credit pro rata in accordance with its Applicable Percentage. The obligations of each Lender under and in respect of each Several Letter of Credit are several, and the failure by any Lender to perform its obligations hereunder or under any Letter of Credit shall not affect the obligations of the respective Account Party toward any other party hereto nor shall any other such party be liable for the failure by such Lender to perform its obligations hereunder or under any Several Letter of Credit.

          (c) Each Several Letter of Credit shall be executed and delivered by the Issuing Agent in the name and on behalf of, and as attorney-in-fact for, each Lender and the Issuing Agent shall act under each Several Letter of Credit, and each Several Letter of Credit shall expressly provide that the Issuing Agent shall act, as the agent of each Lender, to (a) receive drafts, other demands for payment and other documents presented by the beneficiary under such Several Letter of Credit, (b) determine whether such drafts, demands and documents are in compliance with the terms and conditions of such Letter of Credit and (c) notify such Lender and such Account Party that a valid drawing has been made and the date that the related Several Unpaid Drawing is to be made; provided that the Issuing Agent shall have no obligation or liability for any Several Unpaid Drawing under such Letter of Credit, and each Several Letter of Credit shall expressly so provide. Each Lender hereby irrevocably appoints and designates the Issuing Agent as its attorney-in-fact, acting through any duly authorized officer of the Issuing Agent, to execute and deliver in the name and on behalf of such Lender each Several Letter of

Credit to be issued by such Lender hereunder. Promptly upon the request of the Issuing Agent, each Lender will furnish to the Issuing Agent such powers of attorney or other evidence as any beneficiary of any Several Letter of Credit may reasonably request in order to demonstrate that the Issuing Agent has the power to act as attorney-in-fact for such Lender to execute and deliver such Several Letter of Credit.

          (d) Each Lender represents and warrants that each Several Letter of Credit constitutes a legal, valid and binding obligation of such Lender enforceable in accordance with its terms, provided that the enforceability thereof is subject to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

          SECTION 2.02. Fronted Letters of Credit. (a) Subject to and upon the terms and conditions set forth herein, each Account Party may request that any Fronting Lender at any time and from time to time on or after the Effective Date and prior to the Commitment Expiration Date issue for its own account a letter of credit denominated in Dollars for the account of such Account Party and in support of, on a standby basis, Letter of Credit Supportable Obligations of such Account Party to any other Person, and subject to and upon the terms and conditions herein set forth, each Fronting Lender agrees to issue at any time and from time to time on or after the Effective Date and prior to the Commitment Expiration Date one or more irrevocable standby letters of credit in such form as may be approved by such Fronting Lender, which approval shall not be unreasonably withheld or delayed (each such letter of credit, a "Fronted Letter of Credit" and, collectively, the "Fronted Letters of Credit"). Subject to the terms and conditions hereof and any other instruments and documents contemplated hereby, it is the intent of the parties hereto that all Letters of Credit shall be clean and irrevocable and otherwise in a form sufficient for the beneficiary cedent to take credit on its financial statements for reinsurance recoverables under applicable rules, laws and regulations.

          (b) Immediately upon the issuance by any Fronting Lender of any Fronted Letter of Credit, such Fronting Lender shall be deemed to have sold and transferred to each Lender other than such Fronting Lender (each such Lender, in its capacity under this Section 2.02(b), a "Fronting Participant"), and each such Fronting Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Fronting Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Fronting Participant's Applicable Percentage, in such Fronted Letter of Credit, each drawing made thereunder and the obligations of each Account Party under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Commitments or Applicable Percentages of the Lenders pursuant to this Agreement, it is hereby agreed that, with respect to all outstanding Fronted Letters of Credit and Fronted Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.02 to reflect the new Applicable Percentages of the assignor and assignee Lender or of all Lenders with Commitments, as the case may be.

          (c) In the event that any Fronting Lender makes any payment under any Fronted Letter of Credit and the respective Account Party shall not have reimbursed such amount in full to such Fronting Lender pursuant to Section 2.05, such Fronting Lender shall promptly notify the Administrative Agent, which shall promptly notify each Fronting Participant, of such failure, and each Fronting Participant shall promptly and unconditionally pay to such Fronting

Lender the amount of such Fronting Participant's Applicable Percentage of such unreimbursed payment in Dollars and in immediately available funds. If, prior to 11:00 a.m. (New York time) on any Business Day, the Administrative Agent so notifies any Fronting Participant required to fund a payment under a Fronted Letter of Credit, such Fronting Participant shall make available to such Fronting Lender in Dollars and in immediately available funds such Fronting Participant's Applicable Percentage of the amount of such payment on such Business Day (or, if notice is given after 11:00 a.m. (New York time) on any Business Day, on the next Business Day). If and to the extent such Fronting Participant shall not have so made its Applicable Percentage of the amount of such payment available to such Fronting Lender, such Fronting Participant agrees to pay to such Fronting Lender, forthwith on demand, such amount, together with interest thereon, for each day from such date to but excluding the date such amount is paid to such Fronting Lender at the overnight Federal Funds Effective Rate. The failure of any Fronting Participant to make available to such Fronting Lender its Applicable Percentage of any payment under any Fronted Letter of Credit shall not relieve any other Fronting Participant of its obligation hereunder to make available to such Fronting Lender its Applicable Percentage of any payment on the date required, as specified above, but no Fronting Participant shall be responsible for the failure of any other Fronting Participant to make available to such Fronting Lender such other Fronting Participant's Applicable Percentage of any such payment.

          (d) Whenever any Fronting Lender receives any payment by any Account Party as to which it has also received payments from the Fronting Participants pursuant to paragraph (c) above, such Fronting Lender shall forward such payment to the Administrative Agent, which in turn shall distribute to each Fronting Participant which has paid its Applicable Percentage thereof, in Dollars and in immediately available funds, an amount equal to such Fronting Participant's share (based upon the amount funded by such Fronting Participant to the aggregate amount funded by all Fronting Participants and retained by the Fronting Lender) of the principal amount of such payment and interest thereon accruing after the purchase of the respective participations.

          (e) The obligations of the Fronting Participants to make payments to each Fronting Lender with respect to Fronted Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including any of the following circumstances:

               (i) any lack of validity or enforceability of this Agreement or any amendment, supplement or modification hereof;

               (ii) the existence of any claim, setoff, defense or other right which the Fronting Participant or any of its Affiliates may have at any time against a beneficiary named in a Fronted Letter of Credit, any transferee of any Fronted Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Fronting Lender, any Fronting Participant, any Lender, or any other Person, whether in connection with this Agreement, any Fronted Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Account Party or any of its Affiliates and the beneficiary named in any such Fronted Letter of Credit);

               (iii) any draft, certificate or any other document presented under any Fronted Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (iv) the surrender or impairment of any security for the performance or observance of any of the terms of this Agreement;

               (v) the occurrence of any Default or Event of Default; or

               (vi) any matter or event set forth in Section 2.05(b).

          (f) Upon the request of any Fronting Participant, each Fronting Lender shall furnish to such Fronting Participant copies of any Fronted Letter of Credit issued by it and such other documentation as may reasonably be requested by such Fronting Participant.

          SECTION 2.03. Conditions to the Issuance of all Letters of Credit. (a) Notwithstanding anything to the contrary set forth in this Article II, no LC Issuer shall be under any obligation to issue any Letter of Credit if at the time of such issuance:

          (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such LC Issuer from issuing such Letter of Credit or any requirement of law applicable to such LC Issuer or any Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such LC Issuer or any Lender shall prohibit, or request that such LC Issuer or any Lenders refrain from, the issuance of letters of credit generally or the applicable type of letter of credit or shall impose upon such LC Issuer or any Lender with respect to the applicable type of letter of credit any restriction or reserve or capital requirement (for which such LC Issuer or such Lender is not otherwise compensated) not in effect on the Effective Date, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such LC Issuer, as of the Effective Date;

          (ii) the conditions precedent set forth in Section 4.02 are not satisfied at that time; or

          (iii) such LC Issuer shall have received notice from any Account Party or the Required Lenders prior to the issuance of such Letter of Credit of the type described in clause (iv) of Section 2.03(b).

          (b) Notwithstanding anything to the contrary set forth in this Article II,

          (i) no Letter of Credit shall be issued at any time when the aggregate Credit Exposures of all Lenders taken together exceed (or would after giving effect to such issuance exceed) the Total Commitment at such time;

          (ii) no Fronted Letter of Credit shall be issued by a Fronting Lender at any time if the Letter of Credit Outstandings in respect of all Fronted Letters of Credit issued by such Fronting Lender exceed (or would after giving effect to such issuance exceed) the maximum aggregate Stated Amount of all Fronted Letters of Credit that such Fronting Lender has agreed to issue in a separate agreement with the Company, if any;

          (iii) each Letter of Credit shall have an expiry date occurring not later than one year after such Letter of Credit's date of issuance, provided that, subject to Section 2.07, each such Letter of Credit may by its terms automatically renew annually for additional one-year periods unless the respective LC Issuer notifies the beneficiary thereof, in accordance with the terms of such Letter of Credit, that such Letter of Credit will not be renewed; and

          (iv) no LC Issuer will issue any Letter of Credit after it has received written notice from any Account Party or the Required Lenders stating that a Default or an Event of Default exists until such time as the Issuing Agent shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering the same or (y) a waiver of such Default or Event of Default by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02).

          (c) Subject to and on the terms and conditions set forth herein, each LC Issuer is hereby authorized by each Account Party and the Lenders to arrange for the issuance of any Letter of Credit pursuant to Section 2.01(a) or 2.02(a) and the amendment of any Letter of Credit pursuant to Section 2.08 and/or 10.02 by:

          (i) completing the commencement date and the expiry date of such Letter of Credit;

          (ii) (in the case of an amendment increasing or reducing the amount thereof) amending such Letter of Credit in such manner as such LC Issuer and the respective beneficiary may agree;

          (iii) in the case of Several Letters of Credit, completing such Letter of Credit with the participation of each Lender as allocated pursuant to the terms hereof; and

          (iv) in the case of Several Letters of Credit, executing such Letter of Credit on behalf of each Lender and following such execution delivering such Letter of Credit to the beneficiary of such Letter of Credit.

          SECTION 2.04. Letter of Credit Requests. (a) Whenever an Account Party desires that a Letter of Credit be issued for its account, such Account Party shall give the Administrative Agent and the respective LC Issuer written or electronic notice (including by way of facsimile, e-mail or other electronic transmission) thereof prior to 12:00 Noon (New York time) at least (x) three Business Days in respect of Fronted Letters of Credit and (y) five Business Days in respect of Several Letters of Credit, in each case, prior to the proposed date of issuance (which shall be a Business Day), which notice shall be in the form of Exhibit F or such other form reasonably acceptable to the Administrative Agent (each, a "Letter of Credit

Request"). Each Letter of Credit Request shall include any other documents as the respective LC Issuer customarily and generally requires in connection therewith, provided that in the case where JPMorgan Chase Bank, National Association, The Bank of Nova Scotia, Deutsche Bank AG New York Branch or any of their respective affiliates is the LC Issuer, such additional documentation shall be limited to those set forth in Exhibit I hereto (or such other documents as may be reasonably acceptable to both the Company and the applicable LC Issuer).

          (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the respective Account Party and the Company that such Letter of Credit may be issued in accordance with, and it will not violate the requirements applicable to such Account Party and/or such Letter of Credit of, Section 2.01 or 2.02, as the case may be, and Section 2.03.

          (c) Upon its issuance of, or amendment to, any Letter of Credit, the respective LC Issuer shall promptly notify the respective Account Party and each Lender of such issuance or amendment, which notice shall include a summary description of the Letter of Credit actually issued and any amendments thereto.

          (d) The Stated Amount of each Letter of Credit upon issuance shall be not less than $25,000.

          SECTION 2.05. Agreement to Repay Letter of Credit Drawings. (a) Each Account Party severally agrees to reimburse (x) each Lender, by making payment to the Administrative Agent in immediately available funds, for any payment or disbursement made by such Lender under any Several Letter of Credit issued for its account (each such amount so paid or disbursed until reimbursed, a "Several Unpaid Drawing") and (y) the respective Fronting Lender directly for any payment or disbursement made by such Fronting Lender under any Fronted Letter of Credit issued for its account (each such amount so paid or disbursed until reimbursed, a "Fronted Unpaid Drawing"), in each case, with interest on the amount so paid or disbursed by such Lender, to the extent not reimbursed prior to 1:00 p.m. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date such Lender is reimbursed therefor at a rate per annum which shall be the Alternate Base Rate as in effect from time to time (plus an additional 2% per annum, payable on demand, if not reimbursed by the third Business Day after the date on which the respective Account Party receives notice from the respective LC Issuer of such payment or disbursement).

          (b) Each Account Party's obligation under this Section 2.05 to reimburse each Lender with respect to Unpaid Drawings of such Account Party (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which such Account Party may have or have had against such Lender, or any LC Issuer, including any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing; provided, however, that no Account Party shall be obligated to reimburse any Lender for any wrongful payment made by such Lender under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Lender (as determined by a court of competent jurisdiction in a final and non-appealable judgment).

          (c) In determining whether to pay under any Letter of Credit, no LC Issuer shall have any obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any LC Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of such LC Issuer's gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable judgment), shall not create for such LC Issuer any resulting liability to any Account Party or any of its Affiliates or any Lender.

          SECTION 2.06. Increased Costs. If a Change in Law shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by or participated in, assets of, deposits with or for the account of, or credit extended by, such Lender (except any such reserve requirement reflected in the Adjusted LIBO
Rate), or (ii) impose on such Lender or the London interbank market any other conditions directly or indirectly affecting this Agreement, any Letter of Credit or Eurodollar Loans made by such Lender; and the result of any of the foregoing is to (A) increase the cost to such Lender of (1) issuing, maintaining or participating in any Letter of Credit or (2) making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan), (B) reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) or (C) reduce the rate of return on its capital with respect to Letters of Credit and/or the Loans to a level below that which such Lender would have achieved but for such Change in Law (and taking into consideration such Lender's policies with respect to capital adequacy (or those of its holding company), as generally applied), then, upon written demand to the applicable Account Party by such Lender (with a copy to the Administrative Agent), such Account Party shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction. The preceding sentence shall not apply to increased costs with respect to taxes imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in or under the laws of which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or in which it conducts a trade or business or has a permanent establishment, or has a present or former connection with such jurisdiction, or any subdivision thereof or therein or with respect to Taxes to the extent that a Lender received additional amounts (or otherwise was indemnified) for such Taxes pursuant to Section 2.12 (or would have received additional amounts pursuant to Section 2.12(e) but for a failure to comply with
Section 2.12(e)). A certificate submitted to the applicable Account Party by such Lender (with a copy to the Administrative Agent), setting forth (i) the basis, in reasonable detail, for the determination of such additional amount or amounts necessary to compensate such Lender as aforesaid and (ii) the basis, in reasonable detail, for the computation of such amount or amounts, which shall be consistently applied shall be final and conclusive and binding on the applicable Account Party absent manifest error, although the failure to deliver any such certificate shall not release or diminish such Account Party's obligations to pay additional amounts pursuant to this Section 2.06 upon subsequent receipt of such certificate. Notwithstanding the foregoing, no Account Party shall be required to compensate any Lender pursuant to this Section 2.06 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies such Account Party of the applicable Change in Law; provided that if the Change in Law giving rise to such increased costs or reductions is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

          SECTION 2.07. Letter of Credit Expiration and Extensions. Each Lender acknowledges that to the extent provided under the terms of any Letter of Credit, the expiration date of such Letter of Credit will be automatically extended for additional one-year periods, without written amendment, unless (a) at least 30 days (or such other period required under or by any Legal Requirement or Applicable Insurance Regulatory Authority) prior to the expiration date of such Letter of Credit or (b) such extension would cause such Letter of Credit to remain outstanding on or after the one-year anniversary of the Commitment Expiration Date, notice is given by the respective LC Issuer in accordance with the terms of the respective Letter of Credit (a "Notice of Non-Extension") that the expiration date of such Letter of Credit will not be extended beyond its current expiration date. The respective LC Issuer will give Notices of Non-Extension as to any or all outstanding Letters of Credit if requested to do so by the Required Lenders pursuant to Article VII. The respective LC Issuer will give Notices of Non-Extension as to all outstanding Letters of Credit (i) if the Commitment Expiration Date has occurred and (ii) on the date necessary to prevent the extension described in the foregoing clause
(b). The respective LC Issuer will send a copy of each Notice of Non-Extension to the respective Account Party concurrently with delivery thereof to the respective beneficiary, unless prohibited by law from doing so.

          SECTION 2.08. Changes to Stated Amount. At any time when any Letter of Credit is outstanding, at the request of the respective Account Party, the Issuing Agent will enter into an amendment increasing or reducing the Stated Amount of such Letter of Credit, provided that (i) in no event shall the Stated Amount of such Letter of Credit be increased to an amount which would cause (x) the aggregate Credit Exposures of all Lenders taken together to exceed the Total Commitment at such time or (y) with respect to a Fronted Letter of Credit, the Letter of Credit Outstandings in respect of all Fronted Letters of Credit issued by the applicable Fronting Lender to exceed the maximum aggregate Stated Amount of all Fronted Letters of Credit that such Fronting Lender has agreed to issue in a separate agreement with the Company, (ii) the Stated Amount of a Letter of Credit may not be increased at any time if the conditions precedent set forth in
Section 4.02 are not satisfied at such time, and (iii) the Stated Amount of a Letter of Credit may not be increased at any time after the Commitment Expiration Date.

          SECTION 2.09. Termination and Reduction of Commitments. (a) Unless previously terminated, the Total Commitment (and the Commitment of each Lender) shall terminate on the Commitment Expiration Date.

          (b) The Company may at any time terminate, or from time to time reduce, the Total Commitment; provided that (i) each reduction of the Total Commitment shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Company shall not terminate or reduce the Total Commitment if, after giving effect to such termination or reduction and any concurrent prepayment of the Loans in accordance with Section 2.23, the aggregate Credit Exposures of all Lenders taken together would exceed the Total Commitment. Each such reduction shall be applied to the Commitments of the Lenders on a pro rata basis based on the amount of such Lenders' respective Commitments.

          (c) The Company shall notify the Administrative Agent of any election to terminate or reduce the Total Commitment under paragraph (b) of this Section
2.09 at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of Commitments may state that such notice is conditioned upon the effectiveness of other credit facilities or other alternative financing, in which case such notice may be revoked without penalty prior to the specified time if such condition is not satisfied (each such notice a "Conditional Termination Notice"). Any termination or reduction of the Total Commitment (or the Commitments of any Lender) shall be permanent. Each reduction of the Total Commitment shall be made ratably among the Lenders in accordance with their respective Commitments.

          SECTION 2.10. Mandatory Prepayment; Cash Collateralization. (a) If (i) as of the Commitment Expiration Date, any Letter of Credit may for any reason remain outstanding, (ii) at any time, the aggregate amount of all Letter of Credit Outstandings exceeds the Total Commitment as then in effect, (iii) any Event of Default occurs and is continuing and the Administrative Agent or the Required Lenders, as applicable, require the Company and the other Account Parties to deposit in an account (which account may be a securities account with the meaning of Section 8-501 of the Uniform Commercial Code as in effect in the State of New York) with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders (any such account, a "Collateral Account"), amounts of cash and Cash Equivalents, to be held as security for each Account Party's reimbursement obligations in respect of Letters of Credit then outstanding or (iv) an Event of Default set forth under
Section 7.05 occurs and is continuing, then the Company shall, or shall cause one or more other Account Parties to, deposit in a Collateral Account on such date an amount of cash or Cash Equivalents to be held as additional security for the obligations of each of the Account Parties hereunder such that the amount of cash and Cash Equivalents in such Collateral Account applicable to each Account Party would equal the aggregate amount of all Letter of Credit Outstandings and other obligations in respect of Letters of Credit attributable to such Account Party hereunder, or in the case of clause (ii) above, the excess referred to in such clause (ii). If at any time the Administrative Agent determines that any funds held in a Collateral Account pursuant to this Section 2.10(a) are subject to any right or claim of any Person other than the Agents (on behalf of the Lenders) or that the total amount of such funds is less than the aggregate amount of all Letter of Credit Outstandings and other obligations of the Account Parties hereunder, or in the case of clause (ii) above, the excess referred to in such clause (ii), the Company shall, or shall cause one or more Account Parties to, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in a Collateral Account as aforesaid, an amount equal to the excess of (a) the aggregate amount of all Letter of Credit Outstandings and other obligations in respect of Letters of Credit of the Account Parties hereunder over (b) the total amount of cash and Cash Equivalents deposited in the Collateral Account as aforesaid that the Administrative Agent reasonably determines to be free and clear of any such right and claim, or in the case of clause (ii) above, the excess referred to in such clause (ii). With respect to any payment to an account required by clause (iii) of the first sentence of this Section 2.10(a), such payment shall (to the extent not applied to the applicable reimbursement obligations) be returned to the Company within three Business Days after the applicable Event of Default shall have been cured or waived.

          (b) If on any date the aggregate Credit Exposures exceed the Total Commitment as then in effect, the Company shall (i) first, prepay on such date the principal amount of outstanding Loans in amount equal to the lesser of (x) the amount of any such excess and (y) the principal amount of all outstanding Loans at such time and (ii) second, cash collateralize any remaining amount of such excess in the manner specified in clause (a) above.

          SECTION 2.11. Fees. (a) Each Account Party jointly and severally agrees to pay to the Administrative Agent for the account of each Lender a commitment fee (the "Commitment Fee"), which shall accrue at the Applicable Rate with respect to the Commitment Fee on the daily amount of the unutilized Commitment of such Lender during the period from and including the Effective Date to but excluding the Commitment Expiration Date. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the Commitment Expiration Date, commencing on the first such date to occur after the date hereof. All Commitment Fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (b) The Company agrees to pay to each Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the applicable Agent.

          (c) Each Account Party severally agrees to pay to the Administrative Agent for pro rata distribution to each Lender (based on their respective Applicable Percentages), a fee in respect of each Letter of Credit issued for the account of such Account Party (the "Letter of Credit Fee") computed at a rate per annum equal to the Applicable Rate with respect to the Letter of Credit Fee on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable in arrears on the last day of March, June, September and December of each year and upon the first day after the termination of the Total Commitment upon which no Letters of Credit remain outstanding. All Letter of Credit Fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (d) Each Account Party severally agrees to pay to each Fronting Lender, for its own account, a fronting fee in respect of, and fees with respect to the issuance, amendment, renewal or extension of, or processing of drawings under, each Fronted Letter of Credit issued by such Fronting Lender for the account of such Account Party, in each case in amounts and on dates as shall have separately been agreed to by the Company and such Fronting Lender. Each Account Party severally agrees to pay to the Issuing Agent fees with respect to the issuance, amendment, renewal or extension of, and processing of drawings under, each Several Letter of Credit issued for the account of such Account Party, in each case in amounts and on dates as shall have separately been agreed to by the Company and the Issuing Agent.

          (e) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution to the Persons entitled thereto as set forth above. Fees paid shall not be refundable under any circumstances. If any fee or other amount payable by any Account Party hereunder is not paid when due, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to the Alternate Base Rate plus 2% per annum.

          SECTION 2.12. Taxes. (a) Any and all payments by or on account of any obligation of any Account Party hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if such Account Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Issuing Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Account Party shall make such deductions and (iii) such Account Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, each Account Party shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) Each Account Party severally (and not jointly) agrees to indemnify the Administrative Agent, the Issuing Agent and each Lender within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes that such Account Party failed to deduct or withhold and that were paid by the Administrative Agent, the Issuing Agent or such Lender on or with respect to any payment by or on account of any obligation of such Account Party hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability (with reasonable detail) delivered to any Account Party by a Lender or by the Administrative Agent or the Issuing Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

          (d) As soon as reasonably practicable after any payment of Indemnified Taxes or Other Taxes by any Account Party to a Governmental Authority, such Account Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Each Lender shall, to the extent it may lawfully do so, deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company (if any), or will comply with such other requirements, if any, as is currently applicable, as will permit payments under this Agreement to be made without withholding or at a reduced rate.

          (f) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Account Party or with respect to which such Account Party has paid additional amounts pursuant to this Section 2.12, it shall pay over such refund to such Account Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Account Party under this Section 2.12 with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent or such Lender incurred in obtaining such refund and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Account Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Account Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to such Account Party or any other Person.

          (g) Any Lender that is not a Lender as of the Effective Date shall not be entitled to any greater payment under this Section 2.12 than such Lender's assignor could have been entitled to absent such assignment except to the extent that the entitlement to a greater payment resulted from a Change in Law.

          SECTION 2.13. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Each Account Party shall make each payment required to be made by it hereunder (whether of principal, interest, fees or of amounts payable under Section 2.06 or 2.12 or otherwise, except as expressly set forth in Section 2.05) prior to 12:00 noon (or, in the case of any prepayment or repayment in full of all outstanding Letters of Credit and/or all outstanding Loans, 2:00 p.m.), New York City time, on the date when due, in immediately available funds, without set-off or counterclaim in Dollars. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 1111 Fannin, 8th floor, Houston, Texas 77002, except that payments pursuant to Sections 2.06, 2.12 and 10.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

          (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

          (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Unpaid Drawings, Loans or any fees payable pursuant to
Section 2.11 resulting in such Lender receiving payment of a greater proportion of the aggregate amount of such obligations then due and owed to such Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in such obligations of the respective Account Party or the Company, as the case may be, owed to such Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Account Party pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Commitment or Loans to any assignee or participant, other than to any Account Party or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Account Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Account Party rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Account Party in the amount of such participation.

          (d) Unless the Administrative Agent shall have received notice from the relevant Account Party prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that such Account Party will not make such payment, the Administrative Agent may assume that such Account Party has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the relevant Account Party has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

          (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.13(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Section until all such unsatisfied obligations are fully paid.

          SECTION 2.14. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.06, or if each Account Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.06 or Section 2.12, then such Lender shall use reasonable efforts to designate a different lending office for issuing or funding its Letters of Credit and funding or booking of its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.06 or 2.12, as the case may be, in the future and
(ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Account Party hereby jointly and severally agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b) If any Lender requests compensation under Section 2.06, or if each Account Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.06 or
Section 2.12, then, in each case, the Company, at its sole expense and effort, shall have the right, if no Default or Event of Default then exists, to replace such Lender (the "Replaced Lender"), with one or more Person or Persons (collectively, the "Replacement Lender") reasonably acceptable to the Administrative Agent at which time the Replaced Lender shall assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to the Replacement Lender; provided that (i) at the time of any replacement pursuant to this Section 2.14, the Replacement Lender and the Replaced Lender shall enter into one or more Assignment and Assumptions pursuant to Section 10.04(b) (and with all fees payable pursuant to said Section 10.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to (i) all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and
(ii) the principal amount of, and all accrued but unpaid interest on, all outstanding Loans of the Replaced Lender and (B) an amount equal to all accrued, but theretofore unpaid, fees owing to the Replaced Lender pursuant to Section 2.11; (ii) all obligations of each Account Party under this Agreement owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid), including all amounts owing to the Replaced Lender under Section
2.25 as a result of the assignment of its Loans under clause (i) above, shall be paid in full to such Replaced Lender concurrently with such replacement; (iii) no assignment pursuant to this Section 2.14 shall be effective until all of the then outstanding Several Letters of Credit are returned by each respective beneficiary to the Issuing Agent for cancellation in exchange for new or amended Several Letters of Credit which give effect to such assignment (it being understood that to the extent the respective beneficiaries do not consent to such assignment, such assignment cannot occur); (iv) the Company shall have received the prior written consent of the Administrative Agent and each Fronting Lender, which consents shall not be unreasonably withheld or delayed; (v) such assignment will result in a reduction in such compensation or payments; and (vi) no Lender shall be required to become a Replaced Lender if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply. Upon the execution of the respective Assignment and Assumption, the payment of amounts referred to in clauses (i) and (ii) above and the return, and cancellation and exchange of each then outstanding Several Letter of Credit as provided above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate promissory note or notes executed by the Company, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions applicable to the Replaced Lender under this Agreement, which shall survive as to such Replaced Lender. For the avoidance of doubt, no Replaced Lender shall be required to execute, sign or deliver any document or assignment in order to be replaced in accordance with this Section 2.14.

          SECTION 2.15. Designated Subsidiary Account Parties. The Company may from time to time designate one or more Persons as an additional Designated Subsidiary Account Party, subject to the following terms and conditions:

          (a) each such Person shall be a Wholly-Owned Subsidiary of the Company;

          (b) each such Designated Subsidiary Account Party shall enter into an appropriately completed DSAP Assumption Agreement on or prior to the date of designation hereof;

          (c) on or prior to the date of designation, the Administrative Agent shall have received from such Person a certificate, signed by an Authorized Officer of such Person in the form of Exhibit H or such other form reasonably acceptable to the Administrative Agent with appropriate insertions or deletions, together with (x) copies of its certificate of incorporation, by-laws or other organizational documents and (y) the resolutions of the board of directors (or similar governing body) of such Person relating to this Agreement which shall be reasonably satisfactory to the Administrative Agent; and

          (d) on or prior to the date of designation, the Administrative Agent shall have received an opinion, addressed to the Administrative Agent and each of the Lenders and dated the date of designation, which opinion shall be in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the respective Designated Subsidiary Account Party reasonably satisfactory to the Administrative Agent, covering certain of the matters set forth in the opinions of counsel delivered to the Administrative Agent on the Effective Date pursuant to Section 4.01(b)(iii), as may be reasonably requested by the Administrative Agent, and such other matters incident to the transactions contemplated thereby as the Administrative Agent may reasonably request.

          SECTION 2.16. Loans. Subject to and upon the terms and conditions herein set forth, each Lender severally agrees, at any time and from time to time on and after the Effective Date and prior to the Commitment Expiration Date, to make a loan or loans (each, a "Loan" and, collectively, the "Loans") to the Company, which Loans (i) may be made and maintained only in Dollars; (ii) may be repaid and reborrowed in accordance with the provisions hereof; (iii) except as hereinafter provided, may, at the option of the Company, be incurred and maintained as, and/or converted into, ABR Loans or Eurodollar Loans, provided that all Loans made as part of the same Borrowing shall, unless otherwise specified herein, consist of Loans of the same Type; and (iv) shall not be made (and shall not be required to be made) by any Lender if the making of same would cause the aggregate Credit Exposures of all Lenders taken together (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) to exceed the Total Commitment as then in effect.

          SECTION 2.17. Loans and Borrowings.

          (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder nor shall any other party be liable for the failure by such Lender to perform its obligations hereunder.

          (b) Subject to Section 2.24, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Company may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Company to repay such Loan in accordance with the terms of this Agreement.

          (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate principal amount of not less than $5,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that a Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Total Commitment. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Eurodollar Borrowings outstanding.

          (d) Notwithstanding any other provision of this Agreement, the Company shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Commitment Expiration Date.

          SECTION 2.18. Requests for Borrowings. To request a Borrowing, the Company shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing and (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by delivery or facsimile or electronic mail to the Administrative Agent of a Borrowing Request in the form of Exhibit B or such other form reasonably acceptable to the Administrative Agent appropriately completed and signed by the Company. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.17:

          (i) the aggregate principal amount of the requested Borrowing;

          (ii) the date of such Borrowing, which shall be a Business Day;

          (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

          (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

          (v) the location and number of the Company's account to which funds are to be disbursed.

          If no election as to the Type of Borrowing of Loans is specified, then such Borrowing of Loans shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Company shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

          SECTION 2.19. Funding of Borrowings.

          (a) Each Lender shall make each Loan on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Company by wire transfer of immediately available funds not later than 1:00 p.m., New York City time, to the account of the Company designated by it in the applicable Borrowing Request.

          (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (or prior to 1:00 p.m., New York City time, on the date of such Borrowing in the case of ABR Borrowings) that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph
(a) of this Section and may, in reliance upon such assumption, make available to the Company a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Company severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Company to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Company, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing and the Company's obligations to repay the Administrative Agent in accordance with the previous sentence shall cease to the extent such Lender has paid such amounts.

          SECTION 2.20. Interest Elections.

          (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Company may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.20. Subject to the other provisions of this Section 2.20, the Company may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

          (b) To make an election pursuant to this Section (an "Interest Election Request"), the Company shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.18 if the Company were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by delivery or facsimile or electronic mail to the Administrative Agent of an Interest Election Request in the form of Exhibit E, or such other form reasonably acceptable to the Administrative Agent, and signed by the Company.

          (c) Each Interest Election Request shall specify the following information in compliance with Section 2.17:

               (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

               (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

               (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

               (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term Interest Period.

          If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Company shall be deemed to have selected an Interest Period of one month's duration.

          (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) If the Company fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding anything to the contrary contained in this Agreement, if an Event of Default is in existence, then, so long as an Event of Default is in existence (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

          SECTION 2.21. Repayment of Loans; Evidence of Debt.

          (a) The Company hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of all Loans on the Commitment Expiration Date.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d) The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Company to repay the Loans in accordance with the terms of this Agreement.

          (e) Any Lender may request by written notice to the Company and the Administrative Agent that Loans made by it be evidenced by a promissory note (which may be executed by facsimile). In such event, the Company shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in the form of Exhibit D or such other form reasonably acceptable to the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          SECTION 2.22. Voluntary Prepayment of Loans.

          (a) The Company shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty, except as provided in Section 2.25, subject to prior notice in accordance with paragraph (b) of this Section.

          (b) The Company shall notify the Administrative Agent by telephone (confirmed by facsimile or electronic mail) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable (unless given in connection with a Conditional Termination Notice, as set forth in
Section 2.09, in which case, subject to Section 2.25, such notice of prepayment may be revoked if such Conditional Termination Notice is revoked in accordance with Section 2.09) and shall specify the prepayment date, the Borrowing or Borrowings which are to be prepaid and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.17. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.23.

          SECTION 2.23. Interest.

          (a) The ABR Loans shall bear interest at the Alternate Base Rate plus the Applicable Rate with respect to ABR Loans. The Eurodollar Loans shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Loan plus the Applicable Rate with respect to Eurodollar Loans.

          (b) For any day on which the outstanding principal amount of all Loans shall be equal to or greater than 50% of the Total Commitment, the "Eurodollar Spread" and the "ABR Spread" as set forth in the definition of "Applicable Rate" shall be increased (a "Utilization Increase") in an amount equal to the Applicable Rate with respect to the Utilization Increase on the aggregate amount of each Lender's outstanding Loans to the Company on such day.

          (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Company hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.23 or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section 2.23.

          (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Commitment Expiration Date; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the Commitment Expiration Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

          (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.24. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

          (a) the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

          (b) the Administrative Agent is advised by the Required Lenders (based on the reasonable determination of such Required Lenders) that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone (followed by written or facsimile notice) or facsimile or in writing as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

          SECTION 2.25. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of a mandatory prepayment under Section 2.10 or the occurrence of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.14, then, in any such event, the Company shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                                   ARTICLE III

                         Representations and Warranties

          Each of the Company and each Designated Subsidiary Account Party, in each case, on behalf of itself and the Subsidiaries represents and warrants to the Lenders that:

          SECTION 3.01. Corporate Status. Each of the Company and each of its Subsidiaries (i) is a duly organized and validly existing corporation or business trust or other entity in good standing under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage, and (ii) has been duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified, except, in the case of this clause (ii), where the failure to be so qualified, authorized or in good standing, either individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect.

          SECTION 3.02. Corporate Power and Authority. Each Account Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. Each Account Party has duly executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding obligation of such Account Party enforceable against such Account Party in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

          SECTION 3.03. No Contravention of Agreements or Organizational Documents. Neither the execution, delivery and performance by any Account Party of this Agreement nor compliance with the terms and provisions hereof, nor the consummation of the transactions contemplated herein, (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Company or any of its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material instrument to which the Company or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation, by-laws or other organizational documents of the Company or any of its Subsidiaries.

          SECTION 3.04. Litigation and Environmental Matters. There are no actions, suits or proceedings pending or, to the best knowledge of the Company or any of its Subsidiaries, threatened involving the Company or any of its Subsidiaries (including with respect to this Agreement) that, either individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect. Except for any matters that, either individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) has failed to comply with any

Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

          SECTION 3.05. Use of Proceeds; Use of Letters of Credit; Margin Regulations. (a) All proceeds of the Loans shall be utilized for the general corporate (including acquisitions) and working capital purposes of the Company (which, for the avoidance of doubt, includes making payments and/or reimbursements with respect to the Five-Year Secured Letter of Credit Facility and/or Letters of Credit issued hereunder). (b) All Letters of Credit shall only be utilized to support Letter of Credit Supportable Obligations. (c) Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.

          SECTION 3.06. Approvals. Any (a) order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, which is required to authorize or is required or (b) third party approval, permit or license required to be obtained, in each case in connection with (i) the Transaction or (ii) the legality, validity, binding effect or enforceability of this Agreement, has been obtained and is in full force and effect.

          SECTION 3.07. Investment Company Act. No Account Party is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          SECTION 3.08. True and Complete Disclosure; Projections and Assumptions. All factual information (taken as a whole) heretofore or contemporaneously furnished by the Company or any of its Subsidiaries to the Administrative Agent or any Lender (including all information contained in this Agreement) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other factual information (taken as a whole with all other such information theretofore or contemporaneously furnished) hereafter furnished by any such Persons to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole with all other such information theretofore or contemporaneously furnished) not misleading at such time in light of the circumstances under which such information was provided; provided that with respect to projections, the Company or the applicable Designated Subsidiary Account Party represents only that the projections contained in such materials are based on good faith estimates and assumptions believed by the Company to be reasonable and attainable at the time made, it being recognized by the Administrative Agent and the Lenders that such projections as to future events are not to be viewed as facts and are subject to significant uncertainties and contingencies many of which are beyond the Company's control and that actual results during the period or periods covered by any such projections may differ from the projected results.

          SECTION 3.09. Financial Condition. (a) The Company has heretofore furnished to the Lenders its consolidated balance sheet and consolidated statements of operations and comprehensive income (loss), shareholders' equity and cash flows as of and for the fiscal year ended December 31, 2006 reported on by PricewaterhouseCoopers, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.

          (b) Since December 31, 2006, nothing has occurred, either individually or in the aggregate, which has resulted in, or would reasonably be expected to result in, any material adverse condition or any material adverse change in or affecting (i) the business, operations, assets, liabilities or financial condition of the Company and its Subsidiaries, taken as a whole, or (ii) the rights and remedies of the Lenders or the ability of the Company and each other Account Party, taken as a whole, to perform their respective obligations to the Lenders under this Agreement.

          SECTION 3.10. Tax Returns and Payments. Except where the failure to do so would not reasonably be expected, individually or in aggregate, to have a Material Adverse Effect, the Company and its Subsidiaries (i) have timely filed or caused to be timely filed with the appropriate taxing authority (taking into account any applicable extension within which to file) all material income and other material tax returns (including any statements, forms and reports), domestic and foreign, required to be filed by the Company and its Subsidiaries, and (ii) have timely paid, collected or remitted or caused to have timely paid, collected or remitted all material taxes payable by them which have become due and assessments which have become due, except for those contested in good faith and adequately disclosed and for which adequate reserves have been established in accordance with GAAP. To the best knowledge of the Company and its Subsidiaries, there is no action, suit, proceeding, investigation, audit or claim now pending or proposed or threatened by any authority regarding any income taxes or any other taxes relating to the Company or any of its Subsidiaries, which, either individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect. As of the Effective Date, neither the Company nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Company or any of its Subsidiaries. To the best knowledge of the Company and its Subsidiaries, no tax Liens have been filed and no claims are pending or proposed or threatened with respect to any taxes, fees or other charges for any taxable period, except for Liens permitted under Section 6.03 and claims which, either individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.

          SECTION 3.11. Compliance with ERISA. (a) Except as, either individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect, the Company and its Subsidiaries and their ERISA Affiliates (i) have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance with the applicable provisions of ERISA and the Code, and
(ii) have not incurred any liability to the PBGC or any Plan or Multiemployer Plan (other than to make contributions in the ordinary course of business).

          (b) Except as, either individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect, (i) each Foreign Pension Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, (ii) all contributions required to be made with respect to a Foreign Pension Plan have been timely made, (iii) neither the Company nor any of its Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan and (iv) the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan that is required to be funded, determined as of the end of the Company's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

          SECTION 3.12. Subsidiaries. (a) Set forth on Schedule 3.12 is a complete and correct list of all of the Subsidiaries of the Company as of the Effective Date, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding direct ownership interests in such Subsidiary and (iii) the percentage ownership of such Subsidiary represented by such ownership interests. Except as disclosed on
Schedule 3.12, as of the Effective Date, each of the Company and its Subsidiaries owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it on Schedule 3.12.

          (b) As of the Effective Date, there are no restrictions on the Company or any of its Subsidiaries which prohibit or otherwise restrict the transfer of cash or other assets from any Subsidiary of the Company to the Company, other than (i) prohibitions or restrictions existing under or by reason of this Agreement, (ii) prohibitions or restrictions existing under or by reason of Legal Requirements, (iii) prohibitions and restrictions permitted by Section
6.12 and (iv) other prohibitions or restrictions which, either individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.

          SECTION 3.13. Capitalization. As of the Effective Date, the authorized capital stock of the Company consists of 571,428,571.4 shares, par value $0.175 per share. As of the Effective Date, none of the Company's Subsidiaries has outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock except for options, warrants and grants outstanding in the aggregate amounts set forth on Schedule 3.13.

          SECTION 3.14. Indebtedness. The Company and its Subsidiaries do not have any Indebtedness for borrowed money on the Effective Date other than the Indebtedness listed on Schedule 3.14 or set forth on the balance sheet referred to in Section 3.09(a).

          SECTION 3.15. Compliance with Statutes and Agreements. (a) The Company and each of its Subsidiaries is in compliance with all applicable statutes, regulations, rules and orders of, and all applicable restrictions imposed by, and has filed or otherwise provided all material reports, data, registrations, filings, applications and other information required to be filed with or otherwise provided to, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws), except where the failure to comply or file or otherwise provide, either individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect. All required regulatory approvals are in full force and effect on the date hereof, except where the failure of such approvals to be in full force and effect, either individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect.

          (b) The Company and each of its Subsidiaries is in compliance with all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, either individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect.

          SECTION 3.16. Insurance Licenses. Schedule 3.16 lists with respect to each Regulated Insurance Company, as of the Effective Date, all of the jurisdictions in which such Regulated Insurance Company holds material licenses (including licenses or certificates of authority from Applicable Insurance Regulatory Authorities), permits or authorizations to transact insurance and reinsurance business (collectively, the "Insurance Licenses"), and indicates the type or types of insurance in which each such Regulated Insurance Company is permitted to be engaged with respect to each Insurance License therein listed. There is (i) no such Insurance License that is the subject of a proceeding for suspension, revocation or limitation or any similar proceedings, (ii) no sustainable basis for such a suspension, revocation or limitation, and (iii) no such suspension, revocation or limitation threatened by any Applicable Insurance Regulatory Authority, that, in each instance under (i), (ii) and (iii) above and either individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect. As of the Effective Date, no Regulated Insurance Company transacts any insurance business, directly or indirectly, in any jurisdiction other than those listed on Schedule 3.16, where such business requires any Insurance License of an Applicable Insurance Regulatory Authority or such jurisdiction, except as has not had, and would not reasonably be expected to have, a Material Adverse Effect.

          SECTION 3.17. Insurance Business. All insurance policies issued by any Regulated Insurance Company are, to the extent required under applicable law, on forms approved by the insurance regulatory authorities of the jurisdiction where issued or have been filed with and not objected to by such authorities within the period provided for objection, except for those forms with respect to which a failure to obtain such approval or make such a filing without it being objected to, either individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect.

          SECTION 3.18. Properties; Liens; and Insurance. (a) The Company and its Subsidiaries have good title to, or valid leasehold interests in, all real and personal property material to the businesses of the Company and its Subsidiaries, taken as a whole. There exists no Lien (including any Lien arising out of any attachment, judgment or execution) of any kind, on, in or with respect to any of the property of the Company or any of its Subsidiaries, in each case except as expressly permitted by Section 6.03.

          (b) The Company and its Subsidiaries own, or are licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to the businesses of the Company and its Subsidiaries, taken as a whole, and the use thereof by the Company or such Subsidiary does not infringe upon the rights of any other Person, except for any such infringements that, either individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.

          (c) As of the Effective Date, all premiums in respect of each material insurance policy maintained by the Company and its Subsidiaries have been paid. The Company and each Designated Subsidiary Account Party believes that the insurance maintained by or on behalf of the Company and its Subsidiaries is in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar businesses.

          SECTION 3.19. Solvency. On the Effective Date and upon the occurrence of each Credit Event, both before and after giving effect thereto, (i) each Account Party, taken individually, (ii) the Company and its Subsidiaries, taken as a whole and (iii) each Account Party and its respective subsidiaries, taken as a whole, are, in each case, Solvent.

                                   ARTICLE IV

                                   Conditions

          SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and each LC Issuer to issue Letters of Credit shall not become effective until the date (the "Effective Date") on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

          (a) On or prior to the Effective Date, (i) each of the Company, each Designated Subsidiary Account Party listed on Schedule 2.15, the Administrative Agent and each of the Lenders shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent in accordance with Section 10.01(a) or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or facsimile transmission notice (actually received) in accordance with
Section 10.01(a) that the same has been signed and mailed to the Administrative Agent; and (ii) there shall have been delivered to the Administrative Agent for the account of each Lender that has requested the same pursuant to Section 2.21(e) the appropriate promissory note or promissory notes, executed by the Company, in each case, in the amount, maturity and as otherwise provided herein.

          (b) On the Effective Date, the Administrative Agent shall have received (i) an opinion, in form and substance reasonably satisfactory to the Administrative Agent, addressed to the Administrative Agent and each of the Lenders and dated the Effective Date, from Cahill Gordon & Reindel LLP, special New York counsel to the Account Parties, which opinion shall cover the matters contained in Exhibit G-1 hereto and (ii) an opinion, in form and substance reasonably satisfactory to the Administrative Agent, addressed to the Administrative Agent and each of the Lenders and dated the Effective Date, from Conyers, Dill and Pearman, special

Bermuda counsel to the Account Parties, which opinion shall cover the matters covered in Exhibit G-2 hereto and without duplication.

          (c) (i) On the Effective Date, the Administrative Agent shall have received, from each Account Party, a certificate, dated the Effective Date, signed by an Authorized Officer of such Account Party, and attested to by the Secretary or any Assistant Secretary of such Account Party, in the form of Exhibit H hereto with appropriate insertions and deletions, together with (x) copies of its certificate of incorporation, by-laws or other organizational documents and (y) the resolutions of the board of directors of such Account Party relating to this Agreement which shall be satisfactory to the Administrative Agent. (ii) On or prior to the Effective Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including certificates of existence or good standing certificates, as applicable, and any other records of corporate proceedings and governmental approvals, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

          (d) Since December 31, 2006, nothing shall have occurred or become known to the Administrative Agent or the Required Lenders which, either individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect.

          (e) On the Effective Date, no actions, suits or proceedings by any entity (private or governmental) shall be pending against the Company or any of its Subsidiaries (i) with respect to this Agreement or the Transaction or (ii) which, either individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect.

          (f) On the Effective Date, all governmental and third party approvals, permits and licenses required to be obtained in connection with the Transaction on or prior to the Effective Date shall have been obtained and remain in full force and effect.

          (g) On the Effective Date, the Company and its Subsidiaries shall have no outstanding preferred stock or Hybrid Capital or Indebtedness for borrowed money except preferred stock or Hybrid Capital or Indebtedness set forth on
Schedule 3.14 or set forth on the balance sheet referred to in Section 3.09(a).

          (h) On the Effective Date, there shall exist no Default or Event of Default, and all representations and warranties made by each Account Party contained herein shall be true and correct in all material respects (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          (i) On the Effective Date, each Regulated Insurance Company that is material to the Company and its Subsidiaries, taken as a whole, shall have an A.M. Best financial strength rating of at least "A-".

          (j) On the Effective Date, the Company shall have paid the Administrative Agent and the Lenders all fees, reasonable out-of-pocket expenses (including legal fees and expenses of the Administrative Agent) and other compensation, in each case, to the extent invoiced and due and payable on or prior to the Effective Date.

          (k) On the Effective Date, the Administrative Agent shall have received a letter from the Service of Process Agent, presently located at 111 Eighth Avenue, New York, New York, 10011, indicating its consent to its appointment by the Company and each Designated Subsidiary Account Party as their agent to receive service of process as specified in this Agreement is in full force and effect and applies to this Agreement in all respects.

          The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

          SECTION 4.02. Each Credit Event. The obligation of each Lender to make each Loan and each LC Issuer to issue each Letter of Credit or to increase the Stated Amount thereof is subject, at the time of, and after giving effect to, each such Credit Event, to the satisfaction of the following conditions:

          (a) The Effective Date shall have occurred;

          (b) (i) There shall exist no Default or Event of Default and (ii) all representations and warranties (excluding those set forth in Section 3.09(b)) contained herein shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date);

          (c) The Administrative Agent shall have received (i) a Borrowing Request meeting the requirements of Section 2.18 with respect to each incurrence of Loans and/or (ii) a Letter of Credit Request meeting the requirements of
Section 2.04; and

          (d) To the extent such Credit Event relates to the issuance of a Letter of Credit, all of the applicable conditions set forth in Section 2.03(a) and (b) shall have been satisfied.

          Each occurrence of a Credit Event shall be deemed to constitute a representation and warranty by the applicable Account Party and the Company on the date thereof as to the matters specified in paragraphs (a) and (b) of this
Section 4.02.

                                    ARTICLE V

                              Affirmative Covenants

          Until the Total Commitment (and the Commitment of each Lender) and each Letter of Credit has expired or been terminated and all Unpaid Drawings, the principal of and interest on each Loan, and all fees payable hereunder shall have been irrevocably paid in full, each of the Company and each Designated Subsidiary Account Party covenants and agrees with the Lenders that:

          SECTION 5.01. Information Covenants. The Company will furnish to the Administrative Agent (for distribution to the Lenders):

          (a) Annual Financial Statements. As soon as available and in any event within 90 days after the close of each fiscal year of the Company, the consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such fiscal year, setting forth in comparative form the consolidated figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of PricewaterhouseCoopers or another independent registered public accounting firm of recognized national standing selected by the Company (without a "going concern" or like qualification and without any qualification or exception as to the scope of such audit), which report shall state that such consolidated financial statements present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries as at the dates indicated and their consolidated results of operations and cash flows for the periods indicated in conformity with GAAP and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards. The Company shall be deemed to have delivered the same to the Administrative Agent if the Company files the same with the SEC via EDGAR and notifies the Administrative Agent of such filing.

          (b) Quarterly Financial Statements. As soon as available and in any event within 60 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Company, consolidated balance sheets of the Company and its Subsidiaries as at the end of such period and the related consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such period and (in the case of the second and third quarterly periods) for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified by the chief financial officer of the Company as presenting fairly in all material respects, in accordance with GAAP, the information contained therein, subject to changes resulting from normal year-end audit adjustments and the absence of full footnote disclosure. The Company shall be deemed to have delivered the same to the Administrative Agent if the Company files the same with the SEC via EDGAR and notifies the Administrative Agent of such filing.

          (c) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 5.01(a) and 5.01(b), a certificate of a Financial Officer of the Company (i) certifying that no Default or Event of Default has occurred or, if any Default or Event of Default has occurred, specifying the nature and extent thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with the provisions of Sections 6.10 and 6.11, as at the end of such fiscal year or quarter, as the case may be, (iii) certifying that the Regulated Insurance Companies have maintained adequate reserves and
(iv) stating whether any change in GAAP or in the application thereof has occurred since December 31, 2006 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate; it being agreed that a certificate in a form substantially similar to the Covenant Compliance Calculations delivered by the Company under the Existing Revolving Facility on November 10, 2006 with respect to the fiscal period ended September 30, 2006 is acceptable to the Administrative Agent for purposes hereof.

          (d) Accounting Firm Certificate. At the time of the delivery of the financial statements provided for in Section 5.01(a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by general accounting rules or guidelines or the guidelines of the applicable accounting firm, to the extent generally applicable).

          (e) Notice of Default or Litigation. (x) Promptly after the Company becomes aware of the occurrence of any Default and/or any event or condition constituting, or which would reasonably be expected to have, a Material Adverse Effect, a certificate of an Authorized Officer of the Company setting forth the details thereof and the actions which the Company is taking or proposes to take with respect thereto and (y) promptly after the Company knows of the commencement thereof, notice of any litigation, dispute or proceeding involving a claim against the Company and/or any Subsidiary which claim has had, or would reasonably be expected to have, a Material Adverse Effect.

          (f) Other Statements and Reports. Promptly upon the mailing thereof to the security holders of the Company generally, copies of all financial statements, reports, proxy statements and other documents so mailed, in each case setting forth any information that is material to the Company and its Subsidiaries, taken as whole, as reasonably determined by the board of directors of the Company, a duly authorized committee thereof or an Authorized Officer of the Company; provided that the Company will not be required to provide any information relating to any business transaction that has not otherwise been publicly disclosed to the extent that the Company determines that disclosure of such information to the Lenders would either violate the terms of any confidentiality agreement, arrangement or understanding with a third party or otherwise jeopardize the success of such business transaction.

          (g) SEC Filings. Promptly upon the filing thereof, copies of (or, to the extent same is publicly available via the SEC's "EDGAR" filing system, written or electronic notification of the filing of) all publicly available registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual or quarterly reports which the Company shall have filed with the SEC or any national securities exchange.

          (h) Insurance Reports and Filings.

               (i) Promptly after the filing thereof, a copy of each annual Statutory Statement filed by each Regulated Insurance Company to the extent required by the Applicable Insurance Regulatory Authority.

               (ii) Promptly following the delivery or receipt, as the case may be, by any Regulated Insurance Company or any of their respective Subsidiaries, copies of (a) each registration, filing or submission made by or on behalf of any Regulated Insurance Company with any Applicable Insurance Regulatory Authority, except for policy form or rate filings, (b) each examination and/or audit report submitted to any Regulated Insurance Company by any Applicable Insurance Regulatory Authority, (c) all information which the Lenders may from time to time request with respect to the nature or status of any deficiencies or violations reflected in any examination report or other similar report, and (d) each report, order, direction, instruction, approval, authorization, license or other notice which the Company or any Regulated Insurance Company may at any time receive from any Applicable Insurance Regulatory Authority, in each of (a) through (d), that is material to the Company and its Subsidiaries, taken as a whole, as reasonably determined by the board of directors of the Company, a duly authorized committee thereof or an Authorized Officer of the Company.

               (iii) Promptly after filed with the Applicable Insurance Regulatory Authority after the end of each fiscal year of the Company, a report by an independent qualified actuary reviewing the adequacy of loss and loss adjustment expense reserves as at the end of the last fiscal year of the Company and its Subsidiaries on a consolidated basis, determined in accordance with SAP; provided that the delivery of each such report shall be subject to the consent of the applicable independent actuarial consulting firm, which the Company shall use commercially reasonable efforts to obtain.

               (iv) Promptly following notification thereof from a Governmental Authority, notification of the suspension, limitation, termination or non-renewal of, or the taking of any other materially adverse action in respect of, any material Insurance License.

          (i) Ratings Information. Promptly after A.M. Best Company, Inc. shall have announced a downgrade in the financial strength rating of Validus Re, written notice of such rating change.

          (j) Other Information. With reasonable promptness, such other information or existing documents (financial or otherwise) as the Administrative Agent or any Lender may reasonably request from time to time.

          (k) Delivery of Information. Each Account Party and each Lender hereby acknowledges and agrees that notwithstanding anything to the contrary contained in Section 10.12 of this Agreement, the Administrative Agent and/or the Company may make available to the Lenders materials and/or information provided by or on behalf of any Account Party under this Agreement by posting such materials and/or information on IntraLinks or another similar electronic system reasonably acceptable to the Administrative Agent and the Company.

          SECTION 5.02. Books, Records and Inspections. The Company will (i) keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP or SAP, as applicable, shall be made of all dealings and transactions in relation to its business and activities; and (ii) subject to binding contractual confidentiality obligations of the Company or its Subsidiaries to third parties and to Section 10.12, permit, and will cause each of its Subsidiaries to permit, representatives of the Administrative Agent and the Syndication Agent or, during the continuation of an Event of Default, any Lender (at such Agent or Lender's expense prior to the occurrence of an Event of Default and at the Company's expense (to the extent invoiced and reasonable) after an Event of Default has occurred and is continuing) to visit and inspect any of their respective properties, to examine their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, in each case at such reasonable times (which shall be, unless an Event of Default has occurred and is continuing, during business hours, upon reasonable prior notice to the Administrative Agent, which notice shall be promptly conveyed to the Company) and as often as may reasonably be desired; provided that, unless a Default or Event of Default has occurred and is continuing, such visits and inspections shall not occur more than once in any calendar year. The Company agrees to cooperate and assist in such visits and inspections. With respect to any such discussions with the Company's independent public accountants, the Company shall be granted the opportunity to participate therein.

          SECTION 5.03. Insurance. The Company will maintain, and will cause each of its Subsidiaries to maintain (either in the name of the Company or in the Subsidiary's own name) with financially sound and reputable insurance companies, insurance on their property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar businesses.

          SECTION 5.04. Payment of Taxes and other Obligations. The Company will pay and discharge, and will cause each of its Subsidiaries to pay and discharge,
(i) all material income taxes and all other material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it and (ii) all other material lawful claims, in each case, on a timely basis prior to the date on which penalties attach thereto; provided that neither the Company nor any Subsidiary of the Company shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

          SECTION 5.05. Maintenance of Existence; Conduct of Business. The Company shall maintain, and shall cause each of its Subsidiaries to maintain, its existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, provided that the Company shall not be required to maintain the existence of any of its Subsidiaries or any such rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names
(a) if the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole or (b) in connection with a Disposition permitted by Section 6.02. The Company will qualify and remain qualified, and cause each of its Subsidiaries to qualify and remain qualified, as a foreign corporation in each jurisdiction where the Company or such Subsidiary, as the case may be, is required to be qualified, except in those jurisdictions in which the failure to receive or retain such qualifications, either individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect.

          SECTION 5.06. Compliance with Statutes, etc. The Company will, and will cause each Subsidiary to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls) other than those the non-compliance with which, either individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect.

          SECTION 5.07. ERISA. Promptly after the occurrence of any of the events or conditions specified below with respect to any Plan or Multiemployer Plan or Foreign Pension Plan, the Company will furnish to each Lender a certificate of an Authorized Officer of the Company setting forth details respecting such event or condition and the action if any, that the Company, the applicable Subsidiary or the applicable ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to the PBGC or an applicable foreign governmental agency by the Company, such Subsidiary or such ERISA Affiliate with respect to such event or condition):

          (i) any reportable event, as defined in subsections (c)(1), (2), (5) and (6), and subsection (d)(2) of Section 4043 of ERISA and the regulations issued thereunder, with respect to a Plan;

          (ii) the filing under Section 4041(c) of ERISA of a notice of intent to terminate any Plan under a distress termination or the distress termination of any Plan;

          (iii) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company, any of its Subsidiaries or any of its ERISA Affiliates of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan which would reasonably be expected to result in a liability to the Company or any of its Subsidiaries in excess of $15,000,000;

          (iv) the receipt by the Company, any of its Subsidiaries or any of its ERISA Affiliates of notice from a Multiemployer Plan that the Company, any of its Subsidiaries or any of its ERISA Affiliates has incurred withdrawal liability under Section 4201 of ERISA in excess of $15,000,000 or that such Multiemployer Plan is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA whereby a deficiency or additional assessment is levied or threatened to be levied in excess of $15,000,000 against the Company, any of its Subsidiaries or any of its ERISA Affiliates;

          (v) the institution of a proceeding by a fiduciary of any Plan or Multiemployer Plan against the Company, any of its Subsidiaries or any of its ERISA Affiliates to enforce Section 515 or 4219(c)(5) of ERISA asserting liability in excess of $15,000,000, which proceeding is not dismissed within 30 days; and

          (vi) that any contribution in excess of $15,000,000 required to be made with respect to a Foreign Pension Plan has not been timely made, or that the Company or any Subsidiary of the Company may incur any liability in excess of $15,000,000 pursuant to any Foreign Pension Plan (other than to make contributions in the ordinary course of business).

          SECTION 5.08. Maintenance of Property. The Company shall, and will cause each of its Subsidiaries to, maintain all of their properties and assets in good condition, repair and working order, ordinary wear and tear excepted, except where failure to maintain the same, either individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect.

          SECTION 5.09. Maintenance of Licenses and Permits. The Company will, and will cause each of its Subsidiaries to, maintain all permits, licenses and consents as may be required for the conduct of its business by any state, federal or local government agency or instrumentality, except where failure to maintain the same, either individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect.

          SECTION 5.10. Further Assurances. Each Account Party shall promptly and duly execute and deliver to the Administrative Agent such documents and assurances and take such further action as the Administrative Agent may from time to time reasonably request in order to carry out more effectively the intent and purpose of this Agreement and to establish, protect and perfect the rights and remedies created or intended to be created in favor of the Administrative Agent or the Lenders pursuant to this Agreement.

                                   ARTICLE VI

                               Negative Covenants

          Until the Total Commitment (and the Commitment of each Lender) and each Letter of Credit has expired or terminated and all Unpaid Drawings, the principal of and interest on each Loan and all fees payable hereunder have been irrevocably paid in full, each of the Company and each Designated Subsidiary Account Party covenants and agrees with the Lenders that:

          SECTION 6.01. Changes in Business or Organizational Documents. The Company will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than (a) businesses in which they are engaged (or proposed to be engaged) as of the Effective Date and reasonable extensions thereof, (b) other specialty insurance and structured risk insurance and reinsurance product lines, and (c) any other businesses that are complementary or reasonably related thereto and the conduct of business incidental thereto. Prior to the consummation of the IPO, the Company will not permit any provision relating to the nomination, election or appointment of members of the Company's board of directors (or comparable governing body) contained in the certificate of incorporation, by-laws or other organizational documents of the Company or any shareholder agreement or similar agreement or arrangement among the holders of Equity Interests in the Company to be amended in a manner materially adverse to the Lenders.

          SECTION 6.02. Consolidations, Mergers and Sales of Assets. The Company will not, and will not permit any of its Subsidiaries to, consolidate or merge with or into any other Person, or permit any other Person to merge into or consolidate with it; provided that, in each case subject to compliance with
Section 6.16, (i) the Company may merge with another Person, if (x) the Company is the entity surviving such merger and (y) immediately after giving effect to such merger, no Default or Event of Default shall have occurred and be continuing, (ii) any Subsidiary may merge with another Person, if (x) such Subsidiary is the entity surviving such merger and (y) immediately after giving effect to such merger, no Default or Event of Default shall have occurred and be continuing, (iii) Wholly-Owned Subsidiaries of the Company may merge with one another provided that if one of such Subsidiaries is a Designated Subsidiary Account Party and the other is not, then the Designated Subsidiary Account Party must be the surviving entity of such merger and (iv) a Subsidiary (other than a Designated Subsidiary Account Party) of the Company may merge or consolidate with any other Person if immediately after giving effect to such merger no Default or Event of Default shall have occurred and be continuing. In addition, the Company will not, nor will it permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (each, a "Disposition"), except (a) such dispositions by the Company or any of its Subsidiaries of any of their respective properties or assets to the Company or any Wholly-Owned Subsidiary of the Company, (b) subject to Section 5.05, the dissolution or winding up of any Subsidiary other than a Designated Subsidiary Account Party, (c) Dispositions of used, worn out, obsolete or surplus property of the Company or any Subsidiary in the ordinary course of business; (d) licenses (as licensor) of intellectual property so long as such licenses do not materially interfere with the business of the Company or any of its Subsidiaries; (e) Dispositions of cash, cash equivalents and investment securities (including pursuant to any securities lending arrangements permitted by clause (u) of Section 6.03), (f) releases, surrenders or waivers of contracts, torts or other claims of any kind as a result of the settlement of any litigation or threatened litigation; (g) the granting or existence of Liens permitted under this Agreement; (h) leases or subleases of real property so long as such leases or subleases do not materially interfere with the business of the Company or any of its Subsidiaries, (i) Dividends permitted under Section 6.08,
(j) ceding of insurance or reinsurance in the ordinary course of business and
(k) other Dispositions of assets with a fair market value (as reasonably determined by the board of directors or senior management of the Company) which in the aggregate do not exceed 10% of the lesser of the book or fair market value of the property and assets of the Company determined on a consolidated basis as of the last day of the previous fiscal year of the Company; provided that immediately after giving effect (including pro forma effect) to any Disposition made pursuant to


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this clause (k), no Event of Default shall have occurred and be continuing and
(l) Dispositions of investments made pursuant to Section 6.16(g).

          SECTION 6.03. Liens. Neither the Company nor any of its Subsidiaries will permit, create, assume, incur or suffer to exist any Lien on any asset tangible or intangible now owned or hereafter acquired by it, except:

          (a) Liens existing on the Effective Date and listed on Schedule 6.03 hereto;

          (b) Liens securing repurchase agreements constituting a borrowing of funds by the Company or any Subsidiary in the ordinary course of business for liquidity purposes and in no event for a period exceeding 90 days in each case;

          (c) Liens arising pursuant to purchase money mortgages, capital leases or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 90 days after the respective purchase) of assets acquired by the Company or any of its Subsidiaries;

          (d) Liens on any asset of any Person existing at the time such Person is merged or consolidated with or into, or otherwise acquired by, the Company or any of its Subsidiaries or at the time of acquisition of such asset by the Company or any of its Subsidiaries and not created in contemplation of such event;

          (e) Liens securing obligations owed by the Company to any of its Subsidiaries or owed by any Subsidiary of the Company to the Company or any other Subsidiary of the Company, in each case solely to the extent that such Liens are required by an Applicable Insurance Regulatory Authority for such Person to maintain such obligations;

          (f) Liens securing insurance or reinsurance obligations of Subsidiaries of the Company owed by any Subsidiary to the Company or any other Subsidiary of the Company, in each case solely to the extent that such Liens are required or requested by rating agencies, regulatory agencies, clients or brokers for such Person to maintain such insurance and reinsurance obligations;

          (g) Liens on investments and cash balances of any Regulated Insurance Company securing obligations of such Regulated Insurance Company in respect of trust or similar arrangements formed, letters of credit issued or funds withheld balances established, in each case, in the ordinary course of business for the benefit of policyholders or cedents to secure insurance or reinsurance recoverables owed to them by such Regulated Insurance Company;

          (h) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

          (i) Liens in respect of property or assets of the Company or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and


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

mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Company's or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of the Company or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

          (j) Licenses, sublicenses, leases, or subleases granted to other Persons not materially interfering with the conduct of the business of the Company or any of its Subsidiaries;

          (k) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of the Company or any of its Subsidiaries;

          (l) Liens arising out of the existence of judgments or awards not constituting an Event of Default under Section 7.07;

          (m) Liens (other than Liens imposed under ERISA) incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits and Liens securing the performance of bids, reinsurance obligations, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and consistent with past practice (exclusive of obligations in respect of payment for borrowed money);

          (n) bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by the Company or any of its Subsidiaries, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained;

          (o) Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the clauses of this Section 6.03, provided that such Indebtedness is not increased and is not secured by any additional assets;

          (p) Liens created pursuant to the Five-Year Secured Letter of Credit Facility (including the security documents thereunder);

          (q) Liens in respect of property or assets of any Subsidiary of the Company securing Indebtedness of the type described in clause (e) of the definition of "Permitted Subsidiary Indebtedness";

          (r) Liens in respect of property or assets of any Subsidiary of the Company securing Indebtedness of the type described in clause (h) of the definition of "Permitted Subsidiary Indebtedness"; provided that (i) the aggregate amount of such Liens (measured, as to each such Lien permitted under this clause (r), as the greater of the amount secured by such Lien and the fair market value at such time of the assets subject to such Lien) shall not, when added to the aggregate amount of all Liens (measured as set forth in this clause
(r) above) incurred


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

pursuant to Section 6.03(v) and the aggregate amount of outstanding unsecured Indebtedness of Subsidiaries incurred pursuant to clause (h) of the definition of "Permitted Subsidiary Indebtedness", exceed at any time 5% of Consolidated Net Worth at the time of incurrence of any new Liens under this clause (r) and
(ii) immediately after giving effect to the incurrence of any Lien pursuant to this Section 6.03(r), no Event of Default shall have occurred and be continuing;

          (s) Liens on assets received by or of the Company or its Subsidiaries and held in trust in respect of, or deposited or segregated to secure, liabilities assumed in the course of the reinsurance business or under any Insurance Contracts, Reinsurance Agreements, Fronting Arrangements or other indemnity arrangements entered in the ordinary course of business;

          (t) Liens not securing indebtedness for borrowed money on cash and securities arising in the ordinary course of business in connection with the structured risk insurance and reinsurance product lines of the Company and its Subsidiaries;

          (u) Liens arising in connection with securities lending arrangements entered into by the Company or any of its Subsidiaries with financial institutions in the ordinary course of business so long as any securities subject to any such securities lending arrangement do not constitute Collateral; and

          (v) without duplication of the Liens described in clauses (a) through
(u) above, additional Liens securing obligations of the Company; provided that
(i) the aggregate amount of such Liens (measured, as to each such Lien permitted under this clause (v), as the greater of the amount secured by such Lien and the fair market value at such time of the assets subject to such Lien) shall not, when added to the aggregate amount of all Liens (measured as set forth in this clause (v) above) incurred pursuant to Section 6.03(r) and the aggregate amount of outstanding unsecured Indebtedness of Subsidiaries incurred pursuant to clause (h) of the definition of "Permitted Subsidiary Indebtedness", exceed at any time 5% of Consolidated Net Worth at the time of incurrence of any new Liens under this clause (v) and (ii) immediately after giving effect to the incurrence of any Lien pursuant to this Section 6.03(v), no Event of Default shall have occurred and be continuing.

          SECTION 6.04. Indebtedness. (a)The Company will not create, incur, assume or permit to exist any Indebtedness, or agree, become or remain liable (contingent or otherwise) to do any of the foregoing, except for the Indebtedness under this Agreement or the Five-Year Secured Letter of Credit Facility and other Indebtedness which is either pari passu with, or subordinated in right of payment to, such Indebtedness (it being understood that unsecured Indebtedness is not subordinate to secured Indebtedness solely because it is unsecured, and Indebtedness that is not guaranteed by a particular Person is not deemed to be subordinate to Indebtedness that is so guaranteed solely because it is not so guaranteed).

          (b) The Company will not permit any of its Subsidiaries to create, incur, assume or permit to exist any Indebtedness, or agree, become or remain liable (contingent or otherwise) to do any of the foregoing, except for Permitted Subsidiary Indebtedness.

          SECTION 6.05. Sale and Lease-Back Transactions. The Company will not, and will not permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital assets by the Company or any Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 90 days after the Company or such Subsidiary acquires or completes the construction of such fixed or capital asset, provided that, if such sale and leaseback results in a Capital Lease Obligation, such Capital Lease Obligation is permitted by Section 6.04 and any Lien made the subject of such Capital Lease Obligation is permitted by Section 6.03; provided, that this Section 6.05 shall not prohibit Capital Markets Products entered into in the ordinary course of business and not for speculative purposes.

          SECTION 6.06. Issuance of Stock. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly issue, sell, assign, pledge, or otherwise encumber or dispose of any shares of its preferred or preference equity securities or options to acquire preferred or preference equity securities, except the issuance of preferred (including trust preferred) or preference equity securities or Hybrid Capital, so long as (i) (x) no part of such preferred or preference equity securities or Hybrid Capital is mandatorily redeemable (whether on a scheduled basis or as a result of the occurrence of any event or circumstance) prior to the date occurring six months after the Commitment Expiration Date or (y) all such preferred or preference equity securities or Hybrid Capital or options therefor are issued to and held by the Company and its Wholly-Owned Subsidiaries and (ii) such preferred or preference equity securities or Hybrid Capital do not contain any financial performance related covenants or incurrence covenants which restrict the operations of the issuer thereof; provided that such preferred or preference securities or Hybrid Capital may contain financial performance related covenants or incurrence covenants which are no more restrictive (taken as a whole) than the terms, provisions and covenants contained herein (taken as a whole). For the avoidance of doubt, this Section 6.06 does not relate to ordinary or common equity or options relating thereto.

          SECTION 6.07. Dissolution. The Company shall not suffer or permit dissolution or liquidation either in whole or in part, except through corporate reorganization to the extent permitted by Section 6.02.

          SECTION 6.08. Restricted Payments. The Company will not declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Company or to sell any Equity Interests therein (each of the foregoing a "Dividend" and, collectively, "Dividends") provided that this Section 6.08 shall not prohibit Dividends so long as before and after giving effect (including pro forma effect) thereto, no Default or Event of Default shall have occurred and be continuing.


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

          SECTION 6.09. Transactions with Affiliates. Neither the Company nor any of its Subsidiaries shall enter into or be a party to, a transaction with any Affiliate of the Company or such Subsidiary (which Affiliate is not the Company or a Subsidiary), except (i) transactions with Affiliates on terms no less favorable to the Company or such Subsidiary than those that could have been obtained in a comparable transaction on an arm's length basis from an unrelated Person, as reasonably determined by the board of directors of the Company or a duly authorized committee thereof, (ii) Dividends not prohibited by Section 6.08, (iii) fees and compensation paid to and indemnities provided on behalf of officers and directors of the Company or any of its Subsidiaries as reasonably determined in good faith by the board of directors, the audit committee or senior management of the Company, (iv) the issuance of common stock of the Company and (v) the transactions and payments set forth on Schedule 6.09 and amendments thereto that are not materially adverse to the Lenders, as reasonably determined by the board of directors of the Company, a duly authorized committee thereof or an Authorized Officer of the Company.

          SECTION 6.10. Maximum Leverage Ratio. The Company will not permit the Leverage Ratio at any time to be greater than 0.35:1.00.

          SECTION 6.11. Minimum Consolidated Net Worth. The Company will not permit Consolidated Net Worth at any time to be less than the Minimum Consolidated Net Worth Amount in effect at such time.

          SECTION 6.12. Limitation on Certain Restrictions on Subsidiaries. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Company or any of its Subsidiaries, or pay any Indebtedness owed to the Company or any of its Subsidiaries, (b) make loans or advances to the Company or any of its Subsidiaries or (c) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable Legal Requirements, including any Applicable Insurance Regulatory Authority, (ii) this Agreement, (iii) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of the Company or any of its Subsidiaries, (iv) customary provisions restricting assignment of any licensing agreement (in which the Company or any of its Subsidiaries is the licensee) or other contract (including leases) entered into by the Company or any of its Subsidiaries in the ordinary course of business, (v) restrictions on the transfer of any asset pending the close of the sale of such asset, (vi) restrictions on the transfer of any asset as a result of a Lien permitted by Section 6.03, (vii) agreements entered into by a Regulated Insurance Company with an Applicable Insurance Regulatory Authority or ratings agency in the ordinary course of business, (viii) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person, (ix) restrictions on cash or other deposits or net worth imposed by customers under contracts (including Insurance Contracts, Fronting Arrangements and Reinsurance Agreements) entered into in the ordinary course of business, pursuant to an agreement or instrument relating to any Permitted Subsidiary Indebtedness of the


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type described in clause (d) of the definition thereof if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Lenders than the encumbrances and restrictions contained in this Agreement, (x) any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clause (ix) above provided that such amendments or refinancings are no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing,
(xi) restrictions placed in accordance with the Segregated Account Companies Act 2000 of Bermuda on the transfer of any asset held, carried or deposited in a segregated account of a Protected Cell Company, (xii) after the execution and delivery thereof, restrictions contained in the Five-Year Secured Letter of Credit Facility and the other "Credit Documents" referred to (and defined) therein and (xiii) agreements and arrangements set forth on Schedule 6.12.

          SECTION 6.13. Private Act. No Account Party will become subject to a Private Act.

          SECTION 6.14. Claims Paying Ratings. The Company shall ensure that Validus Re and each other Regulated Insurance Company that is material to the Company and its Subsidiaries, taken as a whole, has in effect, at all times, a current financial strength rating of no less than "B++" from A.M. Best Company, Inc. (or its successor).

          SECTION 6.15. End of Fiscal Years; Fiscal Quarters. The Company will cause (i) each of its, and each of its Subsidiaries', fiscal years to end on December 31 of each year and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on dates which are consistent with a fiscal year end as described above.

          SECTION 6.16. Investments, Loans, Advances and Guarantees. The Company will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except for:

          (a) Cash Equivalents and Eligible Securities;

          (b) investments existing on the date hereof and set forth on Schedule 6.16;

          (c) investments by the Company or its Subsidiaries in the capital stock of its direct or indirect subsidiaries;

          (d) loans or advances made by the Company to any Subsidiary and made by any Subsidiary to the Company or any other Subsidiary;

          (e) Guarantees constituting Indebtedness permitted by Section 6.04;

          (f) intercompany Indebtedness permitted under Section 6.04; and


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

          (g) investments that are not permitted by any other clause of this
Section 6.16 and that, in the aggregate, do not exceed 25% of Consolidated Net Worth at the time of the making of any new investment under this clause (g), provided that immediately after giving pro forma effect to any such investment, no Default shall have occurred and be continuing.

                                   ARTICLE VII

                                Events of Default

          If any of the following events ("Events of Default") shall occur:

          SECTION 7.01. Payments. Any Account Party shall (a) default in the payment when due of any principal on any Loan or any Unpaid Drawing, (b) default, and such default shall continue for three or more Business Days, in the payment when due of any interest on any Loan or any Unpaid Drawing, (c) default, and such default shall continue for five or more Business Days, in the payment when due of any fees or any other amounts payable hereunder; or

          SECTION 7.02. Representations, etc. Any representation, warranty or statement made (or deemed made) by any Account Party herein or in any certificate or statement delivered or required to be delivered pursuant hereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          SECTION 7.03. Covenants. Any Account Party shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 5.01(e), 5.01(h)(iv), 5.02(ii), 5.05 (but only with respect to the first sentence thereof) or Article VI, or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 7.01 or clause (a) of this Section 7.03) contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice to the Company from the Administrative Agent or the Required Lenders; or

          SECTION 7.04. Default under other Agreements. (a) The Company, any Designated Subsidiary Account Party, any Regulated Insurance Company or any material subsidiary of Validus Re shall (i) default in any payment with respect to Indebtedness (other than any Indebtedness hereunder but including, after the execution and delivery thereof, Indebtedness under the Five-Year Secured Letter of Credit Facility) in excess of $50,000,000 individually or in the aggregate, for the Company and its Subsidiaries or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (with or without the giving of notice, the lapse of time or both), any such Indebtedness to become due prior to its stated maturity; (b) an "Event of Default", as defined under the Five-Year Secured Letter of Credit Facility, shall have occurred and be continuing; or (c) Indebtedness of one or more of the Persons listed in clause (a) above in excess of $50,000,000 shall be declared to be due and payable or required to be prepaid, other than by a regularly scheduled required prepayment or as a mandatory prepayment (unless such required


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

prepayment or mandatory prepayment results from a default thereunder or an event of the type that constitutes an Event of Default), prior to the stated maturity thereof; or

          SECTION 7.05. Bankruptcy, etc. The Company, any Designated Subsidiary Account Party, any Regulated Insurance Company or any material subsidiary of Validus Re shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against any such Person and the petition is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any such Person or any such Person commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (collectively, a "conservator") of itself or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, supervision, conservatorship or similar law of any jurisdiction or the Bermuda Companies Law whether now or hereafter in effect relating to any such Person; or any such proceeding is commenced against any such Person and such proceeding is not dismissed within 60 days; or any such Person is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any such Person suffers any appointment of any conservator or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or any such Person makes a general assignment for the benefit of creditors; or any corporate action is taken by any such Person for the purpose of effecting any of the foregoing; or

          SECTION 7.06. ERISA. (i) An event or condition specified in Section
5.07 shall occur or exist with respect to any Plan or Multiemployer Plan or Foreign Pension Plan, (ii) the Company, any of its Subsidiaries or any of its ERISA Affiliates shall fail to pay when due any amount which they shall have become liable to pay to the PBGC or to a Plan or a Multiemployer Plan under Title IV of ERISA, or (iii) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Plan must be terminated, and as a result of such event, failure or condition, together with all such other events, failures or conditions, the Company, any of its Subsidiaries or any of its ERISA Affiliates shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan, a Foreign Pension Plan or PBGC (or any combination of the foregoing) in an aggregate amount of $50,000,000 or more; or

          SECTION 7.07. Judgments. One or more judgments or decrees shall be entered against the Company, any Designated Subsidiary Account Party, any Regulated Insurance Company or any material subsidiary of Validus Re involving a liability, net of undisputed insurance and reinsurance, of $50,000,000 or more in the case of any one such judgment or decree or in the aggregate for all such judgments and decrees for such Persons and any such judgments or decrees shall not have been vacated, discharged, satisfied, stayed or bonded pending appeal within 60 days from the entry thereof; or

          SECTION 7.08. Insurance Licenses. Any one or more Insurance Licenses of the Company or any of its Subsidiaries shall be suspended, limited or terminated or shall not be renewed, or any other action shall be taken by any Governmental Authority, and such suspension, limitation, termination, non-renewal or action, either individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect; or

          SECTION 7.09. Change of Control. A Change of Control shall occur; or

          SECTION 7.10. Company Guaranty. The Company Guaranty or any provision thereof shall cease to be in full force or effect, or any Person acting by or on behalf of the Company shall deny or disaffirm in writing the Company's obligations under the Company Guaranty, or the Company shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Company Guaranty;

then, and in any such event, and at any time thereafter, if an Event of Default shall then be continuing, the Administrative Agent may, or upon the written request of the Required Lenders shall, by written notice to the Company, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against any Account Party, except as otherwise specifically provided for in this Agreement (provided that if an Event of Default specified in Section 7.05 shall occur with respect to any Account Party, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) through (iii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately; (ii) declare the principal of and any accrued interest and fees in respect of all obligations owing hereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Account Party; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms and/or (iv) direct each Account Party to cause to be deposited in the Collateral Account maintained by the Administrative Agent such amounts of cash and Cash Equivalents, to be held as security for such Account Party's obligations hereunder then outstanding as contemplated by
Section 2.10, equal to the aggregate amount of Letter of Credit Outstandings and other obligations attributable to such Account Party hereunder. In addition, upon the occurrence and during the continuation of an Event of Default, each Account Party hereby appoints the Administrative Agent as the attorney-in-fact of such Account Party, with full power of substitution, and in the name of such Account Party, to disburse and directly apply the proceeds of its Collateral Accounts to the satisfaction of any of such Account Party's obligations hereunder, as so contemplated. The power-of-attorney granted hereby is a power coupled with an interest and is irrevocable. Unless directed to do so by the Required Lenders in accordance with the terms of this Agreement, the Administrative Agent shall have no obligation to undertake any of the foregoing actions, and, if it takes any such action it shall have no liability to any Account Party to continue the same or for the sufficiency or adequacy thereof. At the request of the Administrative Agent, each Account Party shall ratify all actions taken by the Administrative Agent hereunder.


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                                  ARTICLE VIII

                                   The Agents

          SECTION 8.01. Appointment. Each of the Lenders hereby irrevocably appoints each Agent as its agent and authorizes such Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

          SECTION 8.02. Agents in their Individual Capacities. Each bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any of its Subsidiaries or other Affiliate thereof as if it were not an Agent hereunder.

          SECTION 8.03. Exculpatory Provisions. Each Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), and (c) except as expressly set forth herein, no Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the bank serving as such Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Company or the applicable Account Party or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.

          SECTION 8.04. Reliance. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the


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Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          SECTION 8.05. Delegation of Duties. Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the applicable Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

          SECTION 8.06. Resignation. Subject to the appointment and acceptance of an applicable successor Agent as provided in this paragraph, each Agent may resign at any time by notifying the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor administrative agent or syndication agent with the consent of the Company (not to be unreasonably withheld or delayed), provided that no such consent shall be required at any time when a Default or Event of Default exists. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as an Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Account Parties to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After an Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as an Agent.

          SECTION 8.07. Non-Reliance. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

          SECTION 8.08. Syndication Agent, Documentation Agents and Joint Lead Arrangers and Joint Bookrunners. Notwithstanding any other provision of this Agreement, each of the Syndication Agent, Documentation Agents and the Joint Lead Arrangers and Joint Bookrunners is named as such for recognition purposes only, and in its capacity as such shall have no powers, duties, responsibilities or liabilities with respect to this Agreement or the transactions contemplated hereby, except as expressly contemplated hereby. Without limitation


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of the foregoing, the Syndication Agent, Documentation Agents and the Joint Lead
Arrangers and Joint Bookrunners shall not, solely by reason of this Agreement, have any fiduciary relationship with any Lender or any other Person.

                                   ARTICLE IX

                                Company Guaranty

          SECTION 9.01. The Company Guaranty. In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by the Company from the issuance of the Letters of Credit, the Company hereby agrees with the Lenders as follows: the Company hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations of each Designated Subsidiary Account Party to the Guaranteed Creditors. If any or all of the Guaranteed Obligations of any Designated Subsidiary Account Party to the Guaranteed Creditors becomes due and payable hereunder, the Company unconditionally promises to pay such Guaranteed Obligations to the Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Guaranteed Creditors in collecting any of the Guaranteed Obligations. This Company Guaranty is a guaranty of payment and not of collection. If a claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant, then and in such event the Company agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Company, notwithstanding any revocation of this Company Guaranty or any other instrument evidencing any liability of each Designated Subsidiary Account Party, and the Company shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

          SECTION 9.02. Bankruptcy. Additionally, the Company unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations of each Designated Subsidiary Account Party hereunder to the Guaranteed Creditors whether or not due or payable by each Designated Subsidiary Account Party upon the occurrence of any of the events specified in Section 7.05 with respect to such Designated Subsidiary Account Party, and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in lawful money of the United States.

          SECTION 9.03. Nature of Liability. The liability of the Company hereunder is exclusive and independent of any other guaranty of the Guaranteed Obligations of each Designated Subsidiary Account Party whether executed by the Company, any other guarantor or by any other party, and the liability of the Company hereunder is not affected or impaired by (a) any direction as to application of payment by each Designated Subsidiary Account Party or by any other party (other than a direction by the Guaranteed Creditor receiving such payment), or (b) any other continuing or other guaranty, undertaking or maximum liability


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

of a guarantor or of any other party as to the Guaranteed Obligations of each Designated Subsidiary Account Party, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by each Designated Subsidiary Account Party, or (e) any payment made to the Guaranteed Creditors on the Guaranteed Obligations which any such Guaranteed Creditor repays to each Designated Subsidiary Account Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the Company waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding or (f) any action or inaction of the type described in Section 9.05.

          SECTION 9.04. Independent Obligation. The obligations of the Company under this Article IX are independent of the obligations of any other guarantor, any other party or each Designated Subsidiary Account Party, and a separate action or actions may be brought and prosecuted against the Company whether or not action is brought against any other guarantor, any other party or each Designated Subsidiary Account Party and whether or not any other guarantor, any other party or each Designated Subsidiary Account Party be joined in any such action or actions. The Company waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability under this Article IX or the enforcement thereof. Any payment by a Designated Subsidiary Account Party or other circumstance which operates to toll any statute of limitations as to a Designated Subsidiary Account Party shall operate to toll the statute of limitations as to the Company.

          SECTION 9.05. Authorization. The obligations of the Company under this
Article IX shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by any action taken by any Guaranteed Creditor to:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

          (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst, except to the extent the Guaranteed Obligations have been paid;

          (c) exercise or refrain from exercising any rights against any Designated Subsidiary Account Party or others or otherwise act or refrain from acting;

          (d) release or substitute any one or more endorsers, guarantors, any Designated Subsidiary Account Party or other obligor;


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

          (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Designated Subsidiary Account Party to its creditors other than the Guaranteed Creditors;

          (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of any Designated Subsidiary Account Party to the Guaranteed Creditors regardless of what liability or liabilities of any Designated Subsidiary Account Party remain unpaid;

          (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements; and/or

          (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the Company from its liabilities under this Company Guaranty.

          SECTION 9.06. Reliance. It is not necessary for the Guaranteed Creditors to inquire into the capacity or powers of any Designated Subsidiary Account Party or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          SECTION 9.07. Subordination. Any indebtedness of any Designated Subsidiary Account Party now or hereafter owing to the Company is hereby subordinated to the Guaranteed Obligations of each Designated Subsidiary Account Party owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, no Designated Subsidiary Account Party shall make, or be permitted to make, any payment to the Company in respect of such indebtedness owed to the Company, but without affecting or impairing in any manner the liability of the Company under the other provisions of this Company Guaranty. Prior to the transfer by the Company of any note or negotiable instrument evidencing any of the indebtedness of any Designated Subsidiary Account Party to the Company, the Company shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, the Company hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Company Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

          SECTION 9.08. Waiver. (a) The Company waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against any Designated Subsidiary Account Party, any other guarantor or any other party, (ii) proceed against or exhaust any security held from any Designated Subsidiary Account Party, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. The Company waives any defense based on or arising out of any


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defense of any Designated Subsidiary Account Party, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of any Designated Subsidiary Account Party, any other guarantor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Designated Subsidiary Account Party other than payment in full of the Guaranteed Obligations. The Guaranteed Creditors may exercise any right or remedy the Guaranteed Creditors may have against any Designated Subsidiary Account Party or any other party, or any security, without affecting or impairing in any way the liability of the Company hereunder except to the extent the Guaranteed Obligations have been paid. The Company waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Company against any Designated Subsidiary Account Party or any other party or any security.

          (b) The Company waives all presentments, demands for performance, protests and notices, including notices of non-performance, notices of protest, notices of dishonor, notices of acceptance of this Company Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. The Company assumes all responsibility for being and keeping itself informed of each Designated Subsidiary Account Party's financial condition and assets, and of all other circumstances bearing upon the risk of non-payment of the Guaranteed Obligations and the nature, scope and extent of the risks which the Company assumes and incurs hereunder, and agrees that the Guaranteed Creditors shall have no duty to advise the Company of information known to them regarding such circumstances or risks.

          (c) The Company warrants and agrees that each of the waivers set forth above in this Section 9.08 is made with full knowledge of its significance and consequences, and such waivers shall be effective to the maximum extent permitted by law.

                                    ARTICLE X

                                  Miscellaneous

          SECTION 10.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone or electronically (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

          (i) if to the Company, (x) to it at Validus Holdings, Ltd., 19 Par-La-Ville Road, Hamilton HM11 Bermuda, Attention: Chief Financial Officer (Facsimile: (441) 278-9090) and (y) with a copy (in the case of a notice of a Default) to Cahill Gordon & Reindell LLP, 80 Pine St., New York, New York 10005 Attention: Michael A. Becker, Esq. (Facsimile: (212) 269-5420);

          (ii) if to a Designated Subsidiary Account Party, at the address specified opposite its signature below;


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

          (iii) if to the Administrative Agent, to JPMorgan Chase Bank, National Association, Loan and Agency Services Group, 1111 Fannin Street, Houston, Texas 77002, Attention of Marion Murray (Facsimile No. (713) 750-2228; e-mail: marion.murray@jpmchase.com), with a copy to JPMorgan Chase Bank, National Association, 270 Park Avenue, 22nd Floor, New York 10017, Attention of Erin O'Rourke (Facsimile No. (212) 270-1511; e-mail: erin.orourke@jpmorgan.com); and

          (iv) if to any other Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

          (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to (x) Article II unless otherwise agreed by the Administrative Agent and the applicable Lender or (y) Section 5.01(e)(x). The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

          (c) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 10.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Account Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 10.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, neither the issuance of any Letter of Credit nor the making of any Loan shall be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time. In the case of any waiver, each Account Party, the Administrative Agent and the Lenders shall be restored to their former positions and rights hereunder and any Default or Event of Default so waived shall be deemed to be cured and not continuing. No such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Account Party and the Required Lenders or by each Account Party and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the


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Commitment or the Loan Exposure of any Lender without the written consent of such Lender, (ii) reduce the amount of any amount due pursuant to any Letter of Credit or Unpaid Drawing or any Loan or reduce any interest or fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date for reimbursement of any Unpaid Drawing or payment of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of the Commitments or any Letter of Credit, without the written consent of each Lender affected thereby, (iv) change Section 2.13(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby or change any of the provisions of this Section 10.02 or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (v) release the Company from the Company Guaranty (or change the Company Guaranty in a manner that is materially adverse to the Lenders), without the written consent of each Lender or (vi) change any provision of Article II specifically relating to Letters of Credit without the written consent of each LC Issuer affected thereby; and provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent or any LC Issuer hereunder without the prior written consent of such Agent or such LC Issuer, as the case may be. Notwithstanding the foregoing or any other provision of this Agreement, any provision of this Agreement may be amended by an agreement in writing entered into by the Company, the Super-Majority Lenders and the Administrative Agent (and, if its rights or obligations are affected thereby, each LC Issuer and the Issuing Agent) if (x) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate, and any Several Letters of Credit then outstanding shall either be terminated, amended or returned and reissued, in each case to give effect to such termination (it being understood that the Company may cause the Commitment of any such non-consenting Lender to be assigned to one or more new Lenders in accordance with Section 10.04; provided that no action shall be required to be taken by such non-consenting Lender (including the execution of any Assignment and Assumption Agreement)) and
(y) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of all amounts owing to it or accrued for its account under this Agreement.

          SECTION 10.03. Expenses; Indemnity; Damage Waiver. (a) Each Account Party jointly and severally agrees to pay (i) all out-of-pocket expenses incurred by the Agents, the Joint Lead Arrangers and Joint Bookrunners and their Affiliates, including the reasonable fees, charges and disbursements of counsel, in connection with the syndication of the credit facility provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated) or protection of its rights hereunder or thereunder, and (ii) all out-of-pocket expenses incurred by any Agent, any Joint Lead Arranger and Joint Bookrunner or any Lender, including the reasonable fees, charges and disbursements of one primary counsel and all applicable foreign counsel thereto, in connection with the enforcement of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made and Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans and Letters of Credit.


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

          (b) Each Account Party jointly and severally agrees to indemnify the Agents, the Joint Lead Arrangers and Joint Bookrunners and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or any other transactions contemplated hereby,
(ii) any Letter of Credit, any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto or whether such claim, litigation, investigation or proceeding is brought by the Company or any of its Subsidiaries or a third party; provided that such indemnity shall not, as to any Indemnitee or any Related Party of such Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any Related Party of such Indemnitee.

          (c) To the extent that any Account Party fails to pay any amount required to be paid by it to an Agent, under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, in its capacity as such.

          (d) To the extent permitted by applicable law, no Account Party shall assert, and each Account Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, any Letter of Credit, any Loan or the use of the proceeds thereof.

          (e) All amounts due under this Section shall be payable promptly after written demand therefor.

          SECTION 10.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby except that (i) no Account Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by such Account Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto,


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

their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to such Lender) with the prior written consent (such consent not to be unreasonably withheld) of:

               (A) the Company, provided that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; and

               (B) the Administrative Agent and each LC Issuer.

               (ii) Assignments shall be subject to the following additional conditions:

               (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Company and the Administrative Agent otherwise consent, provided that no such consent of the Company shall be required if an Event of Default has occurred and is continuing;

               (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement;

               (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

               (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

               (E) the assignee shall be an NAIC Approved Bank that is not a parent, subsidiary or Affiliate of any Account Party or any beneficiary under any Letter of Credit; and

               (F) if any Several Letters of Credit are then outstanding, no such assignment shall be effective until all such outstanding Several Letters of Credit are either amended or returned and reissued, in each case to give effect to such assignment.

          For the purposes of this Section 10.04(b), the term "Approved Fund" has the following meaning:

          "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

          (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement (provided that any liability of any Account Party to such assignee under Section 2.06, 2.12 or 2.25 shall be limited to the amount, if any, that would have been payable thereunder by such Account Party in the absence of such assignment, except to the extent any such amounts are attributable to a Change in Law), and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.06, 2.12, 2.25 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

          (iv) The Administrative Agent, acting for this purpose as an agent of the Account Parties, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent manifest error, and the Account Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Account Parties, and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (c) (i) Any Lender may, without the consent of any Account Party or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and Unpaid Drawings and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Account Parties, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, each Account Party agrees that each Participant shall be entitled to the benefits of Sections 2.06, 2.12 and 2.25 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13(c) as though it were a Lender.

          (ii) A Participant shall not be entitled to receive any greater payment under Section 2.06 or 2.12 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent and the entitlement to greater payment results solely from a Change in Law. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.12 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Account Parties, to comply with Section 2.12(e) as though it were a Lender.

          (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          SECTION 10.05. Survival. All covenants, agreements, representations and warranties made by any Account Party herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the issuance of any Letters of Credit and the making of any Loan regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as any Letter of Credit or the principal of or any accrued interest on any Loan is outstanding, any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Total Commitment (and the Commitment of each Lender) has not expired or terminated. The provisions of Sections 2.06, 2.12, 2.25 and
10.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Total Commitment (and the Commitment of each Lender) or the termination of this Agreement or any provision hereof.

          SECTION 10.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Account Party against any of and all the obligations of such Account Party now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

          SECTION 10.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

          (b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New

York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Account Party or its properties in the courts of any jurisdiction.

          (c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to service of process in connection with disputes arising out of this Agreement in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          (e) Each Account Party hereby irrevocably designates, appoints and empowers the Service of Process Agent, with offices on the date hereof at 111 Eighth Avenue, New York, New York 10011, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, each Account Party agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision reasonably satisfactory to the Administrative Agent under this Agreement.

          SECTION 10.10. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 10.12. Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that (i) the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with the terms of this Agreement and (ii) that the applicable Agent or Lender shall be responsible for any breach of this Section 10.12 by any of its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors), (b) to the extent requested by any regulatory authority or self-regulatory body, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Account Party and its obligations, (g) with the consent of the Company or
(h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Agent or any Lender on a non-confidential basis from a source other than the Company that, to the applicable Agent's or Lender's knowledge, is not subject to a confidentiality undertaking with respect to the applicable Information. For the purposes of this Section, "Information" means all information now or hereafter received from any Account Party relating to the Company, any Subsidiary of the Company or their respective businesses, other than any such information that is available to any Agent or any Lender on a non-confidential basis prior to disclosure by any Account Party. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information or, in the case of any Lender, such Lender has treated such Information in a manner consistent with banking industry standards for the treatment of confidential information. The provisions of this Section 10.12 shall survive the termination of the Total Commitment (and the Commitment of each Lender) and repayment of the Loans and the other obligations arising hereunder but such survival shall only be for a period of two (2) years following the Commitment Expiration Date.

          SECTION 10.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Unpaid Drawings or any Loan, together with all fees, charges and other amounts which are treated as interest on such amount or pursuant to any Letter of Credit or any Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender issuing or holding participation in such Letter of Credit or such Loan in accordance with applicable law, the rate of interest payable in respect of such Letter of Credit or such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Letter of Credit or such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Letters of Credit or other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

          SECTION 10.14. USA Patriot Act. Each Lender hereby notifies the Company and each other Account Party that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Patriot Act"), it is required to obtain, verify and record information that identifies each Account Party, which information includes the name and address of each Account Party and other information that will allow such Lender to identify each Account Party in accordance with the Patriot Act.

          SECTION 10.15. Termination of Existing Revolving Facility. JPMorgan Chase Bank, National Association, in its capacity as Existing Administrative Agent, hereby agrees, acknowledges and confirms that upon the effectiveness of this Agreement on the Effective Date and payment in full of any and all principal, interest, fees and other amounts owing under or in connection with the Existing Revolving Facility (as specified by the Existing Administrative Agent to the Company on or prior to the Effective Date), all liabilities, obligations and indebtedness owing by the Company and the Account Parties under the Existing Revolving Facility shall be automatically released, discharged and satisfied in full and all related instruments, agreements and other documents shall be automatically terminated (provided that any contingent and/or indemnity obligations under the Existing Revolving Facility which expressly survive termination thereof shall continue to remain in effect in accordance therewith).

                            [Signature Pages Follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Address:                                VALIDUS HOLDINGS, LTD.

19 Par-La-Ville Road,
Hamilton, HM11 Bermuda                  By:
Telephone: (441) 278-9000                   ------------------------------------
Facsimile: (441) 278-9090               Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


Address:                                VALIDUS REINSURANCE, LTD.

19 Par-La-Ville Road,
Hamilton, HM11 Bermuda                  By:
Telephone: (441) 278-9000                   ------------------------------------
Facsimile: (441) 278-9090               Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

     Signature Page to Three-Year Unsecured Letter of Credit Facility Agreement
              Validus Holdings, Ltd. and Validus Reinsurance, Ltd.

                                        JPMORGAN CHASE BANK, NATIONAL
                                        ASSOCIATION,
                                        INDIVIDUALLY, AS ADMINISTRATIVE AGENT
                                        AND AS ISSUING AGENT,


                                        By:
                                            ------------------------------------
                                        Name: [                                ]
                                               --------------------------------
                                        Title: [                               ]
                                                -------------------------------


                                        JPMORGAN CHASE BANK, NATIONAL
                                        ASSOCIATION,
                                        AS EXISTING ADMINISTRATIVE AGENT,


                                        ----------------------------------------
                                        Name: [                                ]
                                               --------------------------------
                                        Title: [                               ]
                                                -------------------------------


                                        DEUTSCHE BANK AG NEW YORK BRANCH,
                                        INDIVIDUALLY, AND AS SYNDICATION AGENT,


                                        By:
                                            ------------------------------------
                                        Name: [                                ]
                                               --------------------------------
                                        Title: [                               ]
                                                -------------------------------


                                        ING BANK N.V., LONDON BRANCH,
                                        [INDIVIDUALLY AND] AS DOCUMENTATION
                                        AGENT,


                                        ----------------------------------------
                                        Name: [                                ]
                                               --------------------------------
                                        Title: [                               ]
                                                -------------------------------


                                        CALYON,
                                        [INDIVIDUALLY AND] AS DOCUMENTATION
                                        AGENT,


                                        By:
                                            ------------------------------------
                                        Name: [                                ]
                                               --------------------------------
                                        Title: [                               ]
                                                -------------------------------

     Signature Page to Three-Year Unsecured Letter of Credit Facility Agreement
              Validus Holdings, Ltd. and Validus Reinsurance, Ltd.

                                        THE BANK OF NEW YORK,
                                        [INDIVIDUALLY AND] AS DOCUMENTATION
                                        AGENT,


                                        By:
                                            ------------------------------------
                                        Name: [                                ]
                                               --------------------------------
                                        Title: [                               ]
                                                -------------------------------


                                        WACHOVIA BANK, NATIONAL ASSOCIATION,
                                        [INDIVIDUALLY AND] AS DOCUMENTATION
                                        AGENT,


                                        By:
                                            ------------------------------------
                                        Name: [                                ]
                                               --------------------------------
                                        Title: [                               ]
                                                -------------------------------

     Signature Page to Three-Year Unsecured Letter of Credit Facility Agreement
              Validus Holdings, Ltd. and Validus Reinsurance, Ltd.

                               COMMITMENT SCHEDULE

                  LENDER                      COMMITMENT
                  ------                    --------------
JPMorgan Chase Bank, National Association   $22,857,142.85
Deutsche Bank AG New York Branch            $22,857,142.85
The Bank of New York                        $20,000,000.00
Calyon                                      $20,000,000.00
ING Bank N.V., London Branch                $20,000,000.00
Wachovia Bank, National Association         $20,000,000.00
ABN AMRO Bank N.V.                          $14,285,714.29
The Bank of Nova Scotia                     $14,285,714.29
Comerica Bank                               $14,285,714.29
UBS AG, Stamford Branch                     $14,285,714.29
BNP Paribas                                 $10,000,000.00
HSBC Bank USA, National Association         $ 7,142,857.14
                                            --------------
TOTAL                                       $ 200,000,0000
                                            ==============